                    SUPPLEMENT DATED MARCH 16, 2009 TO THE
                                 PROSPECTUSES
                                      AND
                     STATEMENTS OF ADDITIONAL INFORMATION
                        OF EACH OF THE FOLLOWING FUNDS:

                Prospectuses, each dated February 2, 2009, for

 Seligman Core Fixed Income Fund, Inc., Seligman Municipal Fund Series, Inc.,
  Seligman Municipal Series Trust, Seligman New Jersey Municipal Fund, Inc.,
                Seligman Pennsylvania Municipal Fund Series and
                  Seligman TargetHorizon ETF Portfolios, Inc.

                   Prospectuses, each dated May 1, 2008, for

 Seligman Asset Allocation Series, Inc., Seligman Cash Management Fund, Inc.,
        Seligman Capital Fund, Inc., Seligman Common Stock Fund, Inc.,
Seligman Communications and Information Fund, Inc., Seligman Growth Fund, Inc.,
   Seligman High Income Fund Series, Seligman Income and Growth Fund, Inc., Seligman LaSalle Real Estate Fund Series, Inc., Seligman Portfolios, Inc.,
       Seligman Value Fund Series, Inc. and Tri-Continental Corporation

                (each, a "Fund", and collectively, the "Funds")

On March 13, 2009, without admitting or denying any violations of law or wrongdoing, J. & W. Seligman & Co. Incorporated (Seligman), Seligman Advisors, Inc. (now known as RiverSource Fund Distributors, Inc.), Seligman Data Corp. and Brian T. Zino (collectively, the "Seligman Parties") entered into a stipulation of settlement with the Office of the Attorney General of the State of New York ("NYAG") and settled the claims made by the NYAG in September 2006 relating to allegations of frequent trading in certain Seligman Funds. Under the terms of the settlement, Seligman will pay $11.3 million to four Seligman Funds as follows: $150,000 to Seligman Global Growth Fund, $550,000 to Seligman Global Smaller Companies Fund, $7.7 million to Seligman Communications and Information Fund and $2.9 million to Seligman Global Technology Fund. These settlement payments are reflected in the net asset values of these four Seligman Funds. This settlement resolves all outstanding matters between the Seligman Parties and the NYAG.

             SUPPLEMENT DATED FEBRUARY 4, 2009 TO THE PROSPECTUSES
                        OF EACH OF THE FOLLOWING FUNDS:

                  Prospectuses, each dated March 3, 2008, for
      Seligman Frontier Fund, Inc. and Seligman Global Fund Series, Inc.

                   Prospectuses, each dated May 1, 2008, for
 Seligman Asset Allocation Series, Inc., Seligman Cash Management Fund, Inc.,
        Seligman Capital Fund, Inc., Seligman Common Stock Fund, Inc.,
              Seligman Communications and Information Fund, Inc.,
             Seligman Growth Fund, Inc., Seligman High Yield Fund,
      Seligman Income and Growth Fund, Inc., Seligman LaSalle Real Estate
         Fund Series, Inc., Seligman U.S. Government Securities Fund,
                     and Seligman Value Fund Series, Inc.

                         (collectively, the "Funds").

The following change to the Funds' Prospectuses (not applicable to a Fund's Class I Prospectus) is effective February 4, 2009.

The section entitled "Reinstatement Privilege" under "Shareholder Information -- Important Policies That May Affect Your Account" in each Fund's Prospectus is hereby superseded and replaced with the following information (the section is renamed "Repurchases"):

Repurchases. You can change your mind after requesting a sale of shares and use all or part of the sale proceeds to purchase new shares of the Fund or any other Seligman mutual fund.

The following applies to shareholders who sold Fund shares on or after February 4, 2009 and wish to repurchase shares (the "New Repurchase Policy"):
If your original purchase was in Class A or Class B shares, you may use all or part of the sale proceeds to purchase new Class A shares in any Seligman fund account linked together for Rights of Accumulation purposes. Your repurchase will be in Class A shares at NAV, up to the amount of the sale proceeds. Repurchases of Class B shares will also be made in Class A shares at NAV. Any CDSC paid upon redemption of your Class B shares will not be reimbursed. If your original purchase was in Class C shares, you will be allowed to reinvest in the same Class C account and fund you originally purchased. In a Class C share repurchase, the CDSC you paid will be reinvested and the shares will be deemed to have the original cost and purchase date for purposes of applying the CDSC (if any) to subsequent redemptions. Systematic withdrawals and purchases will be excluded from this policy.

The following applies to shareholders who sold Fund shares on or before February 3, 2009 and wish to repurchase shares: You have the option of taking advantage of the New Repurchase Policy described above, or you may use all or part of the sale proceeds to purchase shares of the Fund or any other Seligman mutual fund without paying an initial sales charge or, if you paid a CDSC when you sold your shares, receiving a credit for the applicable CDSC (the "Former Repurchase Policy").

If you sold Fund shares on or after February 4, 2009 and wish to take advantage of the New Repurchase Policy, you must notify your financial advisor or SDC within 90 days of the date your sale request was processed. If you sold Fund shares on or before February 3, 2009 and wish to take advantage of either the New Repurchase Policy or the Former Repurchase Policy, you must notify your financial advisor or SDC within 120 days of the date your sale request was processed (e.g., if you sold Fund shares on February 3, 2009, you must notify your financial advisor or SDC by June 3, 2009). Contact your financial advisor or SDC for information on required documentation. The repurchase privileges may be modified or discontinued at any time and use of this option may have tax consequences.

              SUPPLEMENT DATED JANUARY 28, 2009 TO THE PROSPECTUS
                      (OTHER THAN THE CLASS I PROSPECTUS)
                        OF EACH OF THE FOLLOWING FUNDS:

                   Prospectus, each dated March 3, 2008, for
      Seligman Frontier Fund, Inc. and Seligman Global Fund Series, Inc.

                    Prospectus, each dated May 1, 2008, for
       Seligman Capital Fund, Inc., Seligman Cash Management Fund, Inc.,
                       Seligman Common Stock Fund, Inc.,
              Seligman Communications and Information Fund, Inc.,
   Seligman Growth Fund, Inc., Seligman High-Yield Fund, Seligman Income and
      Growth Fund, Inc., Seligman LaSalle Real Estate Fund Series, Inc., Seligman U.S. Government Securities Fund, Seligman Value Fund Series, Inc.,
                        and Tri-Continental Corporation

             (each, together with any series thereof, a "Fund" and
                     all Funds collectively, the "Funds")

The Board of Directors/Trustees of each Fund has approved RiverSource Service Corporation ("RSC") as the Fund's new transfer and shareholder service agent, and the termination of each Fund's relationship with Seligman Data Corp. ("SDC"), the current transfer and shareholder service agent for the Funds, effective on or about May 9, 2009. RSC is an affiliate of the Funds' investment manager, RiverSource Investments, LLC.

The fees and expenses expected to be charged to each Fund by RSC are generally lower than the fees and expenses charged to each Fund by SDC. Nevertheless, as a result of the termination of the relationship with SDC, each Fund will incur non-recurring charges that would in the aggregate approximate 0.16% of that Fund's net assets as of January 23, 2009 (the "Non-Recurring Charges"). These Non-Recurring Charges will be incurred over the next several months in accordance with generally accepted accounting principles. RSC's relatively lower fees and expenses are expected, in the long run, to offset the Non-Recurring Charges. Fund shareholders would bear their proportionate share of a Fund's expenses, including the Non-Recurring Charges, up to any contractual limit agreed upon by RiverSource Investments (if applicable) on a Fund's "other expenses."

             SUPPLEMENT DATED NOVEMBER 7, 2008 TO THE PROSPECTUSES
                        OF EACH OF THE FOLLOWING FUNDS:

                Prospectuses, each dated February 1, 2008, for
    Seligman Municipal Fund Series, Inc., Seligman Municipal Series Trust,
                 Seligman New Jersey Municipal Fund, Inc., and
                  Seligman Pennsylvania Municipal Fund Series

                  Prospectuses, each dated March 3, 2008, for
      Seligman Frontier Fund, Inc. and Seligman Global Fund Series, Inc.

                   Prospectuses, each dated May 1, 2008, for
     Seligman Asset Allocation Series, Inc., Seligman Capital Fund, Inc.,
              Seligman Communications and Information Fund, Inc.,
  Seligman Growth Fund, Inc., Seligman LaSalle Real Estate Fund Series, Inc.,
                     and Seligman Value Fund Series, Inc.

            (each, together with any series thereof, a "Fund" and,
                     all Funds collectively, the "Funds")

On November 6, 2008, at an adjourned Special Meeting of Shareholders of Seligman Asset Allocation Balanced Fund, a series of Seligman Asset Allocation Series, Inc. (the "Series"), shareholders approved a new investment management services agreement between the Series (on behalf of Seligman Asset Allocation Balanced Fund) and RiverSource Investments, LLC ("RiverSource Investments"), a wholly owned subsidiary of Ameriprise Financial, Inc.

Today, November 7, 2008, RiverSource Investments announced the closing of its acquisition (the "Acquisition") of J. & W. Seligman & Co. Incorporated ("Seligman"). With the Acquisition completed and shareholders of each Fund having previously approved (at Special Meetings held earlier in November 2008) a new investment management services agreement between such Fund and RiverSource Investments and, if applicable, new subadvisory and delegation agreements, RiverSource Investments is the new investment manager of the Funds effective November 7, 2008. Current subadvisers of the Funds will continue to provide portfolio management services to those Funds to which they were providing services. None of the Funds' respective portfolio managers have changed as a result of the Acquisition. RiverSource Investments will continue any voluntary or contractual fee waiver/expense reimbursement arrangements currently in effect for the Funds.

Effective November 7, 2008, the following changes are hereby made to each Fund's prospectus:

Under the caption "Management," the first three paragraphs are hereby superseded and replaced with the following information:

On November 7, 2008, RiverSource Investments, LLC ("RiverSource Investments") announced the closing of its acquisition (the "Acquisition") of J. & W. Seligman & Co. Incorporated ("Seligman"), 100 Park Avenue, New York, New York 10017. With the Acquisition completed and shareholders having previously approved (at a Special Meeting held in early November 2008) a new investment management services agreement between the Fund (or Funds, including any series thereof, as applicable) and RiverSource Investments, RiverSource Investments is the new investment manager effective November 7, 2008. Subadvisers, if any, will continue to provide portfolio management services.

RiverSource Investments, 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, is also the investment manager of the other funds in the Seligman Group of Funds, and is a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"). Ameriprise Financial is a financial planning and financial services company that has been offering solutions for clients' asset accumulation, income management and protection needs for more than 110 years. In addition to managing investments for the Seligman Group of Funds, RiverSource Investments manages investments for the RiverSource funds, itself and its affiliates. For institutional clients, RiverSource Investments and its affiliates provide investment management and related services, such as separate account asset management, and institutional trust and custody, as well as other investment products. For all of its clients, RiverSource Investments seeks to allocate investment opportunities in an equitable manner over time.

Effective November 7, 2008, the Fund (or Funds, including any series thereof, as applicable) will pay RiverSource Investments a fee for managing its assets. The fee paid to RiverSource Investments will be the same annual fee rate that was paid to Seligman prior to November 7, 2008.

RiverSource Investments will continue any voluntary or contractual fee waiver/expense reimbursement arrangements currently in effect for the Funds, including any series thereof, as applicable.

Under the caption "Management," the last paragraph is hereby superseded and replaced with the following information:

On July 29, 2008, the Board met to discuss, prior to shareholder approval, the new investment management services agreement between the Fund(s) and RiverSource Investments and, if applicable, proposed subadvisory and delegation agreements. A discussion regarding the basis for the Board approving the agreement(s) was included in the proxy statement, dated August 27, 2008, and will be made available in the upcoming annual shareholder report.

The following information is added to the section under the caption "Shareholder Information" under the sub-caption "How to Exchange Shares Among the Seligman Mutual Funds":

The Seligman Mutual Funds are part of the RiverSource complex of funds which, in addition to RiverSource funds, includes RiverSource Partners funds and Threadneedle funds. Each of the funds in the RiverSource complex shares the same Board of Directors/Trustees. However, the Seligman Mutual Funds do not share the same policies and procedures, as set forth in the Shareholder Information section of this prospectus, as the other funds in the RiverSource complex and may not be exchanged for shares of RiverSource funds, RiverSource Partners funds or Threadneedle funds.

                                                                     PROSPECTUS
                                                                    May 1, 2008
Seligman
Value Fund Series, Inc.

A Value Approach to Seeking Long-Term Capital Appreciation
.. Large-Cap Value Fund

.. Smaller-Cap Value Fund

The Securities and Exchange Commission has neither approved nor disapproved these Funds, and it has not determined this Prospectus to be accurate or adequate. Any representation to the contrary is a criminal offense.

An investment in these Funds or any other fund cannot provide a complete investment program. The suitability of an investment in the Funds should considered based on the investment objectives, strategies and risks described in this Prospectus, considered in light of all of the other investments in your portfolio, as well as your risk tolerance, financial goals, and time horizons. We recommend that you consult an authorized dealer or your financial advisor to determine if one or more of these Funds is suitable for you.

EQVA1 5/2008

[LOGO]
SELIGMAN
INVESTMENTS
--------------------------------
EXPERIENCE . INSIGHT . SOLUTIONS

Table of Contents


     LARGE-CAP VALUE FUND

           Investment Objective........................................  1

           Principal Investment Strategies.............................  1

           Principal Risks.............................................  2

           Portfolio Holdings..........................................  3

           Past Performance............................................  4

           Fees and Expenses...........................................  6

     SMALLER-CAP VALUE FUND

           Investment Objective........................................  7

           Principal Investment Strategies.............................  7

           Principal Risks.............................................  8

           Portfolio Holdings..........................................  9

           Past Performance............................................ 10

           Fees and Expenses........................................... 12

           Management.................................................. 13

     SHAREHOLDER INFORMATION

           Deciding Which Class of Shares to Buy....................... 15

           Pricing of Fund Shares...................................... 20

           Opening Your Account........................................ 21

           How to Buy Additional Shares................................ 22

           How to Exchange Shares Among the Seligman Mutual Funds...... 23

           How to Sell Shares.......................................... 23

           Important Policies That May Affect Your Account............. 24

           Frequent Trading of Fund Shares............................. 25

           Dividends and Capital Gain Distributions.................... 27

           Taxes....................................................... 27

           The Seligman Mutual Funds................................... 29

     FINANCIAL HIGHLIGHTS.............................................. 32

     HOW TO CONTACT US................................................. 39

                       FOR MORE INFORMATION.. back cover

Large-Cap Value Fund

The Fund is a separate fund of Seligman Value Fund Series, Inc. (the "Series").

Investment Objective

The Fund's investment objective is long-term capital appreciation.

Principal Investment Strategies

The Fund uses the following principal investment strategies to pursue its investment objective:

The Fund generally invests at least 80% of its net assets in the common stock of "value" companies with large market capitalization ($4 billion or more) at the time of purchase by the Fund.

The Fund uses a bottom-up stock selection approach. This means that the investment manager concentrates on individual company fundamentals, rather than on a particular industry. In selecting investments, the investment manager seeks to identify value companies that it believes display certain characteristics, including but not limited to, one or more of the following:

..  a low price-to-earnings and/or low price-to-book ratio;

..  positive change in senior management;

..  positive corporate restructuring;

..  temporary setback in price due to factors that no longer exist;

..  a positive shift in the company's business cycle; and/or

..  a catalyst for increase in the rate of the company's earnings growth.

The Fund generally holds a small number of securities because the investment manager believes doing so allows it to adhere to its disciplined value investment approach. The investment manager maintains close contact with the management of each company in which the Fund invests or the third-party analysts covering such companies, and continually monitors Fund holdings, remaining sensitive to overvaluation and deteriorating fundamentals.

  VALUE COMPANIES:

  Those companies believed by the investment manager to be undervalued, either historically, by the market, or by their peers.

The Fund generally sells a stock if the investment manager believes it has become fully valued, its fundamentals have deteriorated, or ongoing evaluation reveals that there are more attractive investment opportunities available.

Although the Fund invests primarily in common stocks of domestic issuers, it may also invest in other equity-related securities of domestic issuers, including preferred stock, stock convertible into or exchangeable for such securities, and common stock purchase rights and warrants. The Fund may also invest in American Depositary Receipts ("ADRs"). ADRs are publicly traded instruments generally issued by domestic banks or trust companies that represent a security of a foreign issuer. ADRs are quoted and settled in US dollars. The Fund uses the same criteria in evaluating these securities as it does for common stocks.

The Fund may invest up to 15% of its net assets in illiquid securities (i.e., securities that cannot be readily sold) and may invest up to 10% of its total assets directly in foreign securities. The limit on foreign securities does not include ADRs, or commercial paper and certificates of deposit issued by foreign banks. The Fund may also purchase put options in an attempt to hedge against a decline in the price of securities it holds in its portfolio. A put option gives the Fund the right to sell an underlying security at a particular price during a fixed period. The Fund generally does not invest a significant amount of its assets, if any, in illiquid securities, foreign securities, or put options.

The Fund may also invest up to 10% of its assets in exchange-traded funds ("ETFs"). ETFs are traded, like individual stocks, on an exchange, but they represent baskets of securities that seek to track the performance of certain indices. The indices include not only broad-market indices but more specific indices as well, including those relating to particular sectors, countries and regions. The Fund may invest in ETFs for short-term cash management purposes or as part of its overall investment strategy.

The Fund may, from time to time, take temporary defensive positions that are inconsistent with its principal strategies in seeking to minimize extreme volatility caused by adverse market, economic, political, or other conditions. This could prevent the Fund from achieving its objective.

The Fund's investment objective may be changed only with shareholder approval. The principal investment strategies may be changed without shareholder approval. Any changes to these strategies, however, must be approved by the Fund's Board of Directors. Shareholders will be provided with at least 60 days prior written notice of any change to the "80%" investment policy described in the second paragraph under "Principal Investment Strategies."

The Fund's Board of Directors may change the parameters by which large market capitalization is defined if it concludes such a change is appropriate.

There is no guarantee that the Fund will achieve its objective.

Principal Risks

Stock prices fluctuate. Therefore, as with any fund that invests in stocks, the Fund's net asset value will fluctuate, especially in the short term. You may experience a decline in the value of your investment and you could lose money if you sell your shares at a price lower than you paid for them.

The stocks of large companies periodically experience periods of volatility. During these volatile periods, the value of large company stocks has periodically declined. To the extent large company stocks were to experience similar declines in the future, the Fund's performance would be adversely impacted.

Value stocks involve the risk that they may never reach what the investment manager believes is their full market value either because the market fails to recognize the stock's intrinsic worth or the investment manager misgauged that worth. They also may decline in price, even though in theory they are already undervalued. Because different types of stocks tend to shift in and out of favor depending on market and economic conditions, the Fund's performance may sometimes be lower or higher than that of other types of funds (such as those emphasizing growth stocks).

The Fund holds a small number of securities. Consequently, if one or more of the securities held in its portfolio declines in value or underperforms relative to the market, it may have a greater impact on the Fund's performance than if the Fund held a larger number of securities. The Fund may experience more volatility, especially over the short term, than a fund with a greater number of holdings.

The Fund may not invest 25% or more of its total assets in securities of companies in any one industry. However, the Fund may invest a substantial percentage of its assets in certain industries or economic sectors believed to offer good investment opportunities. To the extent that an industry or economic sector in which the Fund is invested falls out of favor, the Fund's performance may be negatively affected. This effect may be heightened because the Fund holds a smaller number of securities.

The Fund's performance may be affected by the broad investment environment in the US or international securities markets, which is influenced by, among other things, interest rates, inflation, politics, fiscal policy, and current events.

Foreign securities, illiquid securities, or derivatives (including options, rights, and warrants) in the Fund's portfolio involve higher risk and may subject the Fund to higher price volatility. Investing in securities of foreign issuers involves risks not associated with US investments, including currency fluctuations, local withholding and other taxes, different financial reporting practices and regulatory standards, high costs of trading, changes in political conditions, expropriation, investment and repatriation restrictions, and settlement and custody risks. Option transactions can involve a high degree of risk, including the possibility of a total loss of the amount invested or more. When options are purchased in the over-the-counter markets, there are additional risks, such as counterparty and liquidity risks.

If the Fund invests in ETFs, shareholders would bear not only the Fund's expenses (including operating expenses and management fees), but also similar expenses of the ETFs, and the Fund's return will therefore be lower. To the extent the Fund invests in ETFs, the Fund is exposed to the risks associated with the underlying investments of the ETFs and the Fund's performance may be negatively affected if the value of those underlying investments declines.

There are special risks associated with investing in preferred stocks and securities convertible into common stocks. Preferred stocks may be subject to, among other things, deferral of distribution payments, involuntary redemptions, subordination to bonds and other debt instruments of the issuer, a lack of liquidity relative to other securities such as common stocks, and limited voting rights. The market value of securities convertible into common stocks tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stock.

The Fund may invest a portion of its net assets in debt securities, which may be subject to changes in interest rates, the creditworthiness of the issuers, unanticipated prepayment, and the decline of the bond market in general.

An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Website References

The website references in this Prospectus are inactive textual references and information contained in or otherwise accessible through these websites does not form a part of this Prospectus.

Portfolio Holdings

A description of the Series' policies and procedures with respect to the disclosure of the Fund's portfolio securities is available in the Series' Statement of Additional Information.

Past Performance

The following performance information provides some indication of the risks of investing in the Fund by showing how the performance of Class A shares has varied from year to year, as well as how the performance of certain of the Fund's classes compares to four measures of performance.

The following performance information is designed to assist you in comparing the returns of the Fund with the returns of other mutual funds. How the Fund has performed in the past (before and after taxes), however, is not necessarily an indication of how the Fund will perform in the future. Total returns will vary between each Class of shares due to differing fees and expenses.

The Class A annual total returns presented in the bar chart below do not reflect the effect of any sales charges. If sales charges were included, the returns would be lower. The Fund's average annual total returns presented in the table on the following page do reflect the effect of the applicable sales charges. Effective January 7, 2008, the maximum initial sales charge on investments in Class A shares of less than $50,000 is 5.75%. Effective June 4, 2007, there is no initial sales charge on purchases of Class C shares. Although for all periods presented in the table, the Fund's Class C share returns do not reflect an initial sales charge, the actual returns for periods prior to June 4, 2007 would have been lower if a 1.00% maximum initial sales charge then in effect was incurred. Both the bar chart and table assume that all dividends and capital gain distributions, if any, were reinvested.

Effective at the close of business on May 16, 2008, the Fund will no longer offer Class D shares. For additional information, see "Deciding Which Class of Shares to Buy--Class C or Class D."

After-tax returns presented in the table are for Class A shares only. After-tax returns for Class B, Class C, Class D and Class R shares will vary due to differing fees and expenses. After-tax returns are calculated using the highest historical individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts (IRAs). The returns after taxes on distributions and sale of Fund shares may be greater than other returns presented for the same periods due to tax benefits from losses realized on the sale of the Fund shares.

CLASS A ANNUAL TOTAL RETURNS - CALENDAR YEARS

                                    [CHART]

             Best quarter return: 21.69% - quarter ended 6/30/03.

            Worst quarter return: (25.24)% - quarter ended 9/30/02.

AVERAGE ANNUAL TOTAL RETURNS - PERIODS ENDED 12/31/07

                                                                                      CLASS C   CLASS R
                                                                                       SINCE     SINCE
                                                              ONE   FIVE      TEN    INCEPTION INCEPTION
                                                              YEAR  YEARS    YEARS    5/27/99   4/30/03
--------------------------------------------------------------------------------------------------------
CLASS A
--------------------------------------------------------------------------------------------------------
Return before taxes                                           2.76% 15.04% 5.82%        n/a        n/a
--------------------------------------------------------------------------------------------------------
Return after taxes on distributions                           2.76  15.00  5.60         n/a        n/a
--------------------------------------------------------------------------------------------------------
Return after taxes on distributions and sale of Fund shares   1.80  13.24  4.97         n/a        n/a
--------------------------------------------------------------------------------------------------------
CLASS B                                                       3.25  15.30  5.66/(1)/    n/a        n/a
--------------------------------------------------------------------------------------------------------
CLASS C                                                       7.18  15.51   n/a        4.63%       n/a
--------------------------------------------------------------------------------------------------------
CLASS D                                                       7.18  15.53  5.64         n/a        n/a
--------------------------------------------------------------------------------------------------------
CLASS R                                                       7.69    n/a   n/a         n/a      16.40%
--------------------------------------------------------------------------------------------------------
RUSSELL 1000 VALUE INDEX*                                    (0.17) 14.62  7.17        6.17      14.87
--------------------------------------------------------------------------------------------------------
S&P 500 INDEX*                                                5.50  12.81  5.90        3.26      12.63
--------------------------------------------------------------------------------------------------------
LIPPER LARGE-CAP VALUE FUNDS AVERAGE*                         2.25  13.09  6.24        5.14      13.39
--------------------------------------------------------------------------------------------------------
LIPPER MULTI-CAP VALUE FUNDS AVERAGE*                         0.08  13.72  7.42        6.69      13.89
--------------------------------------------------------------------------------------------------------

-------------
* The Lipper Large-Cap Value Funds Average, the Lipper Multi-Cap Value Funds Average, the Russell 1000 Value Index and the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index") are unmanaged benchmarks that assume the reinvestment of all distributions, if any. The Lipper Large-Cap Value Funds Average and the Lipper Multi-Cap Value Funds Average exclude the effect of fees, sales charges and taxes. The S&P 500 Index and the Russell 1000 Value Index exclude the effect of expenses, fees, sales charges and taxes. The Russell 1000 Value Index measures the performance of those Russell 1000 companies (large-cap value segment of the US equity universe) with lower price-to-book ratios and lower forecasted growth values, as determined by the Frank Russell Company. The S&P 500 Index measures the performance of 500 of the largest US companies based on market capitalization. The Lipper Large-Cap Value Funds Average measures the performance of funds that, by portfolio practice, invest at least 75% of their equity assets in companies with market capitalizations (on a three-year weighted basis) greater than 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the S&P SuperComposite 1500 Index ($16.0 billion at December 31, 2007). Large-cap value funds typically have a below-average price-to-earnings ratio, price-to-book ratio, and three-year sales-per-share growth value, compared to the S&P 500 Index. The Lipper Multi-Cap Value Funds Average measures the performance of funds that, by portfolio practice, invest in a variety of market capitalization ranges without concentrating 75% of their equity assets in any one market capitalization range over an extended period of time. Multi-cap value funds typically have 25% to 75% of their assets invested in companies with market capitalizations (on a three-year weighted basis) greater than 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the S&P SuperComposite 1500 Index ($16.0 billion as of December 31, 2007). Multi-cap value funds typically have a below-average price-to-earnings ratio, price-to-book ratio and three-year sales-per-growth value compared to the S&P SuperComposite 1500 Index. As of the date of this Prospectus, Lipper classifies the Fund as a Multi-Cap Value Fund. Investors cannot invest directly in an average or an index.
(1)The ten-year return for Class B shares reflects automatic conversion to Class A shares approximately eight years after their date of purchase.

Fees and Expenses

The table below summarizes the fees and expenses that you may pay as a shareholder of the Fund. Each Class of shares has its own sales charge schedule and is subject to different ongoing 12b-1 fees. Shareholder fees are charged directly to your account. Annual fund operating expenses are deducted from Fund assets and are therefore paid indirectly by you and other shareholders of the Fund.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)                       CLASS A    CLASS B CLASS C CLASS D* CLASS R
----------------------------------------------------------------------------------------------------------------------------
Total Maximum Sales Charge (Load)                                                5.75%          5%      1%      1%       1%
----------------------------------------------------------------------------------------------------------------------------
  Maximum Sales Charge (Load) on Purchases (as a % of offering price)            5.75%/(1)/   none    none    none     none
----------------------------------------------------------------------------------------------------------------------------
  Maximum Deferred Sales Charge (Load) (CDSC) on Redemptions
  (as a % of original purchase price or current net asset value, whichever is
   less)                                                                          none/(1)/     5%      1%      1%       1%
----------------------------------------------------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED
 FROM FUND ASSETS)
----------------------------------------------------------------------------------------------------------------------------
(as a percentage of average net assets)
----------------------------------------------------------------------------------------------------------------------------
Management Fees                                                                  0.80%       0.80%   0.80%   0.80%    0.80%
----------------------------------------------------------------------------------------------------------------------------
Distribution and/or Service (12b-1) Fees                                         0.25%       1.00%   1.00%   1.00%    0.50%
----------------------------------------------------------------------------------------------------------------------------
Other Expenses                                                                   0.46%       0.46%   0.46%   0.46%    0.46%
----------------------------------------------------------------------------------------------------------------------------
Total Annual Fund Operating Expenses                                             1.51%       2.26%   2.26%   2.26%    1.76%
----------------------------------------------------------------------------------------------------------------------------

-------------
(1)Certain investors who do not pay an initial sales charge (e.g., purchases of $1,000,000 or more, and purchases through certain retirement plans) may be subject to a 1% CDSC if shares are sold within 18 months of purchase.
* Effective at the close of business on May 16, 2008, Class D shares will no longer be available. For more details, please see "Deciding Which Class of Shares to Buy--Class C or Class D."

EXAMPLE

This example is intended to help you compare the costs of investing in the Fund with the costs of investing in other mutual funds. It assumes (1) you invest $10,000 in the Fund for each period and then sell all of your shares at the end of that period, (2) your investment has a 5% return each year, and (3) the Fund's total annual operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                                   1 YEAR       3 YEARS       5 YEARS       10 YEARS
                    ----------------------------------------------------------------------
                    Class A         $720        $1,025        $1,351         $2,273
                    ----------------------------------------------------------------------
                    Class B          729         1,006         1,410          2,407+
                    ----------------------------------------------------------------------
                    Class C          329           706         1,210          2,595
                    ----------------------------------------------------------------------
                    Class D          329           706         1,210          2,595
                    ----------------------------------------------------------------------
                    Class R          279           554           954          2,073
                    ----------------------------------------------------------------------

                    If you did not sell your shares at the end of each period, your costs would be:
                                   1 YEAR       3 YEARS       5 YEARS       10 YEARS
                    ----------------------------------------------------------------------
                    Class A         $720        $1,025        $1,351         $2,273
                    ----------------------------------------------------------------------
                    Class B          229           706         1,210          2,407+
                    ----------------------------------------------------------------------
                    Class C          229           706         1,210          2,595
                    ----------------------------------------------------------------------
                    Class D          229           706         1,210          2,595
                    ----------------------------------------------------------------------
                    Class R          179           554           954          2,073
                    ----------------------------------------------------------------------

-------------
+ Class B shares will automatically convert to Class A shares approximately eight years after purchase.


MANAGEMENT FEES:
Fees paid out of Fund assets to the investment manager to compensate it for managing the Fund.

12B-1 FEES:
Fees paid by each Class, pursuant to a plan adopted by the Fund under Rule 12b-1 of the Investment Company Act of 1940. The plan allows each Class to pay distribution and/or service fees for the sale and distribution of its shares and for providing services to shareholders.

OTHER EXPENSES:
Miscellaneous expenses of running the Fund, including such things as shareholder account services, registration, custody, auditing and legal fees.

Smaller-Cap Value Fund

The Fund is a separate fund of the Series.

Investment Objective

The Fund's investment objective is long-term capital appreciation.

Principal Investment Strategies

The Fund uses the following principal investment strategies to pursue its investment objective:

The Fund generally invests at least 80% of its net assets in the common stock of "value" companies with smaller market capitalization ($3 billion or less) at the time of purchase by the Fund.

The Fund uses a bottom-up stock selection approach. This means that the investment manager concentrates on individual company fundamentals, rather than on a particular industry. In selecting investments, the investment manager seeks to identify value companies that it believes display certain characteristics, including but not limited to, one or more of the following:

..  a low price-to-earnings and/or low price-to-book ratio;

..  positive change in senior management;

..  positive corporate restructuring;

..  temporary setback in price due to factors that no longer exist;

..  positive shift in the company's business cycle; and/or

..  a catalyst for increase in the rate of the company's earnings growth.

The Fund generally holds a small number of securities because the investment manager believes doing so allows it to adhere to its disciplined value investment approach. The investment manager maintains close contact with the management of each company in which the Fund invests or the third-party analysts covering such companies, and continually monitors Fund holdings, remaining sensitive to overvaluation and deteriorating fundamentals.

  VALUE COMPANIES:

  Those companies believed by the investment manager to be undervalued, either historically, by the market, or by their peers.

The Fund generally sells a stock if the investment manager believes it has become fully valued, its fundamentals have deteriorated, or ongoing evaluation reveals that there are more attractive investment opportunities available.

Although the Fund invests primarily in common stocks of domestic issuers, it may also invest in other equity-related securities of domestic issuers, including preferred stock, stock convertible into or exchangeable for such securities, and common stock purchase rights and warrants. The Fund may also invest in American Depositary Receipts ("ADRs"). ADRs are publicly traded instruments generally issued by domestic banks or trust companies that represent a security of a foreign issuer. ADRs are quoted and settled in US dollars. The Fund uses the same criteria in evaluating these securities as it does for common stocks.

The Fund may invest up to 15% of its net assets in illiquid securities (i.e., securities that cannot be readily sold) and may invest up to 10% of its total assets directly in foreign securities. The limit on foreign securities does not include ADRs, or commercial paper and certificates of deposit issued by foreign banks. The Fund may also purchase put options in an attempt to hedge against a decline in the price of securities it holds in its portfolio. A put option gives the Fund the right to sell an underlying security at a particular price during a fixed period. The Fund generally does not invest a significant amount of its assets, if any, in illiquid securities, foreign securities, or put options.

The Fund may also invest up to 10% of its assets in exchange-traded funds ("ETFs"). ETFs are traded, like individual stocks, on an exchange, but they represent baskets of securities that seek to track the performance of certain indices. The indices include not only broad-market indices but more specific indices as well, including those relating to particular sectors, countries and regions. The Fund may invest in ETFs for short-term cash management purposes or as part of its overall investment strategy.

The Fund may, from time to time, take temporary defensive positions that are inconsistent with its principal strategies in seeking to minimize extreme volatility caused by adverse market, economic, political, or other conditions. This could prevent the Fund from achieving its objective.

The Fund's investment objective may be changed only with shareholder approval. The principal investment strategies may be changed without shareholder approval. Any changes to these strategies, however, must be approved by the Fund's Board of Directors. Shareholders will be provided with at least 60 days prior written notice of any change to the "80%" investment policy described in the second paragraph under "Principal Investment Strategies."

The Fund's Board of Directors may change the parameters by which small market capitalization is defined if it concludes such a change is appropriate.

There is no guarantee that the Fund will achieve its objective.

Principal Risks

Stock prices fluctuate. Therefore, as with any fund that invests in stocks, the Fund's net asset value will fluctuate, especially in the short term. You may experience a decline in the value of your investment and you could lose money if you sell your shares at a price lower than you paid for them.

Investments in smaller companies typically involve greater risks than investments in larger companies. Small company stocks, as a whole, may experience larger price fluctuations than large- company stocks or other types of investments. Small companies tend to have shorter operating histories and may have less experienced management and limited product lines, markets, and financial or managerial resources.

Value stocks involve the risk that they may never reach what the investment manager believes is their full market value either because the market fails to recognize the stock's intrinsic worth or the investment manager misgauged that worth. They also may decline in price, even though in theory they are already undervalued. Because different types of stocks tend to shift in and out of favor depending on market and economic conditions, the Fund's performance may sometimes be lower or higher than that of other types of funds (such as those emphasizing growth stocks).

The Fund holds a small number of securities. Consequently, if one or more of the securities held in its portfolio declines in value or underperforms relative to the market, it may have a greater impact on the Fund's performance than if the Fund held a larger number of securities. The Fund may experience more volatility, especially over the short term, than a fund with a greater number of holdings.

The Fund may not invest 25% or more of its total assets in securities of companies in any one industry. However, the Fund may invest a substantial percentage of its assets in certain industries or economic sectors believed to offer good investment opportunities. If an industry or economic sector in which the Fund is invested falls out of favor, the Fund's performance may be negatively affected. This effect may be heightened because the Fund holds a smaller number of securities.

The Fund's performance may be affected by the broad investment environment in the US or international securities markets, which is influenced by, among other things, interest rates, inflation, politics, fiscal policy, and current events.

Foreign securities, illiquid securities, or derivatives (including options, rights, and warrants) in the Fund's portfolio involve higher risk and may subject the Fund to higher price volatility. Investing in securities of foreign issuers involves risks not associated with US investments, including currency fluctuations, local withholding and other taxes, different financial reporting practices and regulatory standards, high costs of trading, changes in political conditions, expropriation, investment and repatriation restrictions, and settlement and custody risks. Option transactions can involve a high degree of risk, including the possibility of a total loss of the amount invested or more. When options are purchased in the over-the-counter markets, there are additional risks, such as counterparty and liquidity risks.

If the Fund invests in ETFs, shareholders would bear not only the Fund's expenses (including operating expenses and management fees), but also similar expenses of the ETFs, and the Fund's return will therefore be lower. To the extent the Fund invests in ETFs, the Fund is exposed to the risks associated with the underlying investments of the ETFs and the Fund's performance may be negatively affected if the value of those underlying investments declines.

There are special risks associated with investing in preferred stocks and securities convertible into common stocks. Preferred stocks may be subject to, among other things, deferral of distribution payments, involuntary redemptions, subordination to bonds and other debt instruments of the issuer, a lack of liquidity relative to other securities such as common stocks, and limited voting rights. The market value of securities convertible into common stocks tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stock.

The Fund may invest a portion of its net assets in debt securities, which may be subject to changes in interest rates, the creditworthiness of the issuers, unanticipated prepayment, and the decline of the bond market in general.

An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Website References

The website references in this Prospectus are inactive textual references and information contained in or otherwise accessible through these websites does not form a part of this Prospectus.

Portfolio Holdings

A description of the Series' policies and procedures with respect to the disclosure of the Fund's portfolio securities is available in the Series' Statement of Additional Information.

Past Performance

The following performance information provides some indication of the risks of investing in the Fund by showing how the performance of Class A shares has varied from year to year, as well as how the performance of certain of the Fund's classes compares to three measures of performance.

The following performance information is designed to assist you in comparing the returns of the Fund with the returns of other mutual funds. How the Fund has performed in the past (before and after taxes), however, is not necessarily an indication of how the Fund will perform in the future. Total returns will vary between each Class of shares due to differing fees and expenses.

The Class A annual total returns presented in the bar chart below do not reflect the effect of any sales charges. If sales charges were included, the returns would be lower. The Fund's average annual total returns presented in the table on the following page do reflect the effect of the applicable sales charges. Effective January 7, 2008, the maximum initial sales charge on investments in Class A shares of less than $50,000 is 5.75%. Effective June 4, 2007, there is no initial sales charge on purchases of Class C shares. Although for all periods presented in the table, the Fund's Class C share returns do not reflect an initial sales charge, the actual returns for periods prior to June 4, 2007 would have been lower if a 1.00% maximum initial sales charge then in effect was incurred. Both the bar chart and table assume that all dividends and capital gain distributions, if any, were reinvested.

Effective at the close of business on May 16, 2008, the Fund will no longer offer Class D shares. For additional information, see "Deciding Which Class of Shares to Buy--Class C or Class D."

After-tax returns presented in the table are for Class A shares only. After-tax returns for Class B, Class C, Class D and Class R shares will vary due to differing fees and expenses. After-tax returns are calculated using the highest historical individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts (IRAs). The returns after taxes on distributions and sale of Fund shares may be greater than other returns presented for the same periods due to tax benefits from losses realized on the sale of Fund shares.


CLASS A ANNUAL TOTAL RETURNS - CALENDAR YEARS

                                    [CHART]

             Best quarter return : 25.14% - quarter ended 6/30/03.

            Worst quarter return: (24.76)% - quarter ended 9/30/98.

AVERAGE ANNUAL TOTAL RETURNS - PERIODS ENDED 12/31/07

                                                                                      CLASS C   CLASS R
                                                                                       SINCE     SINCE
                                                              ONE   FIVE      TEN    INCEPTION INCEPTION
                                                              YEAR  YEARS    YEARS    5/27/99   4/30/03
--------------------------------------------------------------------------------------------------------
CLASS A
--------------------------------------------------------------------------------------------------------
Return before taxes                                           0.14% 16.16% 7.74%         n/a       n/a
--------------------------------------------------------------------------------------------------------
Return after taxes on distributions                          (2.59) 15.06  7.19          n/a       n/a
--------------------------------------------------------------------------------------------------------
Return after taxes on distributions and sale of Fund shares   3.03  14.12  6.77          n/a       n/a
--------------------------------------------------------------------------------------------------------
CLASS B                                                       1.07  16.45  7.75/(1)/     n/a       n/a
--------------------------------------------------------------------------------------------------------
CLASS C                                                       4.59  16.67   n/a        11.10%      n/a
--------------------------------------------------------------------------------------------------------
CLASS D                                                       4.53  16.67  7.57          n/a       n/a
--------------------------------------------------------------------------------------------------------
CLASS R                                                       4.93    n/a   n/a          n/a     16.91%
--------------------------------------------------------------------------------------------------------
RUSSELL 2000 VALUE INDEX*                                    (9.78) 15.79  9.06        11.38     16.03
--------------------------------------------------------------------------------------------------------
LIPPER SMALL-CAP CORE FUNDS AVERAGE*                         (1.00) 15.47  8.13        10.29     15.90
--------------------------------------------------------------------------------------------------------
LIPPER SMALL-CAP VALUE FUNDS AVERAGE*                        (5.54) 14.94  8.82        11.21     15.48
--------------------------------------------------------------------------------------------------------

-------------
* The Russell 2000 Value Index, the Lipper Small-Cap Value Funds Average and the Lipper Small-Cap Core Funds Average are unmanaged benchmarks that assume the reinvestment of all distributions, if any. The Lipper Small-Cap Value Funds Average and the Lipper Small-Cap Core Funds Average exclude the effect of fees, sales charges and taxes, and the Russell 2000 Value Index excludes the effect of expenses, fees, sales charges and taxes. The Russell 2000 Value Index measures the performance of those Russell 2000 companies (small-cap value segment of the US equity universe) with lower price-to-book ratios and lower forecasted growth values, as determined by the Frank Russell Company. Each of the Lipper Small-Cap Value Funds Average and the Lipper Small-Cap Core Funds Average measure the performance of funds that, by portfolio practice, invest at least 75% of their equity assets in companies with market capitalizations (on a three-year weighted basis) less than 250% of the dollar-weighted median of the smallest 500 of the middle 1,000 securities of the S&P SuperComposite 1500 Index ($3.6 billion as of December 31, 2007). Small-cap core funds have more latitude in the companies in which they invest. These funds typically have an average price-to-earnings ratio, price-to-book ratio and three-year sales-per-share growth value compared to the S&P SmallCap 600 Index. Small-cap value funds typically have a below-average price-to-earnings ratio, price-to-book ratio and three-year sales-per-share growth value compared to the S&P SmallCap 600 Index. As of the date of this Prospectus, Lipper classifies the Fund as a Small-Cap Core Fund. Investors cannot invest directly in an average or an index.
(1)The ten-year return for Class B shares reflects automatic conversion to Class A shares approximately eight years after their date of purchase.

Fees and Expenses

The table below summarizes the fees and expenses that you may pay as a shareholder of the Fund. Each Class of shares has its own sales charge schedule and is subject to different ongoing 12b-1 fees. Shareholder fees are charged directly to your account. Annual fund operating expenses are deducted from Fund assets and are therefore paid indirectly by you and other shareholders of the Fund.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)                CLASS A    CLASS B CLASS C CLASS D* CLASS R
---------------------------------------------------------------------------------------------------------------------
Total Maximum Sales Charge (Load)                                         5.75%          5%      1%      1%       1%
---------------------------------------------------------------------------------------------------------------------
  Maximum Sales Charge (Load) on Purchases (as a % of offering price)     5.75%/(1)/   none    none    none     none
---------------------------------------------------------------------------------------------------------------------
  Maximum Contingent Deferred Sales Charge (Load) (CDSC) on
   Redemptions (as a % of original purchase price or current net asset
   value, whichever is less)                                               none/(1)/     5%      1%      1%       1%
---------------------------------------------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED
 FROM FUND ASSETS)
---------------------------------------------------------------------------------------------------------------------
(as a percentage of average net assets)
---------------------------------------------------------------------------------------------------------------------
Management Fees                                                           1.00%       1.00%   1.00%   1.00%    1.00%
---------------------------------------------------------------------------------------------------------------------
Distribution and/or Service (12b-1) Fees                                  0.25%       1.00%   1.00%   1.00%    0.50%
---------------------------------------------------------------------------------------------------------------------
Other Expenses                                                            0.46%       0.46%   0.46%   0.46%    0.46%
---------------------------------------------------------------------------------------------------------------------
Total Annual Fund Operating Expenses                                      1.71%       2.46%   2.46%   2.46%    1.96%
---------------------------------------------------------------------------------------------------------------------

-------------
(1)Certain investors who do not pay an initial sales charge (e.g., purchases of $1,000,000 or more, and purchases through certain retirement plans) may be subject to a 1% CDSC if shares are sold within 18 months of purchase.
* Effective at the close of business on May 16, 2008, Class D shares will no longer be available. For more details, please see "Deciding Which Class of Shares to Buy--Class C or Class D."

EXAMPLE

This example is intended to help you compare the costs of investing in the Fund with the costs of investing in other mutual funds. It assumes (1) you invest $10,000 in the Fund for each period and then sell all of your shares at the end of that period, (2) your investment has a 5% return each year, and (3) the Fund's total annual operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                                   1 YEAR       3 YEARS       5 YEARS       10 YEARS
                    ----------------------------------------------------------------------
                    Class A         $739        $1,083        $1,450         $2,478
                    ----------------------------------------------------------------------
                    Class B          749         1,067         1,511          2,611+
                    ----------------------------------------------------------------------
                    Class C          349           767         1,311          2,796
                    ----------------------------------------------------------------------
                    Class D          349           767         1,311          2,796
                    ----------------------------------------------------------------------
                    Class R          299           615         1,057          2,285
                    ----------------------------------------------------------------------

                    If you did not sell your shares at the end of each period, your costs would be:

                                   1 YEAR       3 YEARS       5 YEARS       10 YEARS
                    ----------------------------------------------------------------------
                    Class A         $739        $1,083        $1,450         $2,478
                    ----------------------------------------------------------------------
                    Class B          249           767         1,311          2,611+
                    ----------------------------------------------------------------------
                    Class C          249           767         1,311          2,796
                    ----------------------------------------------------------------------
                    Class D          249           767         1,311          2,796
                    ----------------------------------------------------------------------
                    Class R          199           615         1,057          2,285
                    ----------------------------------------------------------------------

-------------
+ Class B shares will automatically convert to Class A shares approximately eight years after purchase.


MANAGEMENT FEES:
Fees paid out of Fund assets to the investment manager to compensate it for managing the Fund.

12B-1 FEES:
Fees paid by each Class, pursuant to a plan adopted by the Fund under Rule 12b-1 of the Investment Company Act of 1940. The plan allows each Class to pay distribution and/or service fees for the sale and distribution of its shares and for providing services to shareholders.

OTHER EXPENSES:
Miscellaneous expenses of running the Fund, including such things as shareholder account services, registration, custody, auditing and legal fees.

Management

The Board of Directors provides broad supervision over the affairs of each Fund.

J. & W. Seligman & Co. Incorporated ("Seligman"), 100 Park Avenue, New York, New York 10017, is the investment manager of each Fund. Seligman manages the investment of each Fund's assets, including making purchases and sales of portfolio securities consistent with each Fund's investment objective and strategies, and administers each Fund's business and other affairs.

Established in 1864, Seligman currently serves as manager to 22 US registered investment companies, which offer 59 investment portfolios with approximately $10.1 billion in assets as of March 31, 2008. Seligman also provides investment management or advice to institutional or other accounts having an aggregate value at March 31, 2008 of approximately $7.8 billion.

Each Fund pays Seligman a fee for its management services. The fee is based on a percentage of each Fund's average daily net assets. For the year ended December 31, 2007, the management fee paid by the Large-Cap Value Fund to Seligman was equal to an annual rate of 0.80% of the Fund's average daily net assets. For the same period, the management fee paid by the Smaller-Cap Value Fund to Seligman was equal to an annual rate of 1.00% of the Fund's average daily net assets.

A discussion regarding the basis for the Series' Board of Directors' approval of the continuance of the investment management agreement between the Series (on behalf of each Fund) and Seligman is available in the Series' Annual Report, dated December 31, 2007.

PORTFOLIO MANAGEMENT

The Funds are managed by Seligman's Value Team, headed by Mr. Neil T. Eigen. Mr. Eigen has been head of the Value Team since he joined Seligman in 1997. Mr. Eigen, a Director and Managing Director of Seligman and Director of Seligman Advisors, Inc. ("Seligman Advisors") and Seligman Services, Inc., is Vice President of Seligman Value Fund Series, Inc. and Co-Portfolio Manager of each Fund. Mr. Eigen is also Vice President of Seligman Portfolios, Inc. and C0-Portfolio Manager of its Seligman Large-Cap Value Portfolio and Seligman Smaller-Cap Value Portfolio.

Mr. Richard S. Rosen, a Managing Director of Seligman, is Vice President of Seligman Value Fund Series, Inc. and Co-Portfolio Manager of each Fund. Mr. Rosen is also Vice President of Seligman Portfolios, Inc. and Co-Portfolio Manager of its Seligman Large-Cap Value Portfolio and Seligman Smaller-Cap Value Portfolio. Mr. Rosen joined Seligman in 1997 as a member of the Value Team.

Mr. Eigen and Mr. Rosen each have decision making authority with respect to the investments of the Funds, although, as team leader of the Value Team, Mr. Eigen typically makes the final decision with respect to investments made by the Funds.

The Series' Statement of Additional Information provides additional information about the compensation of the individuals named above (the "Portfolio Managers"), other accounts managed by the Portfolio Managers and each Portfolio Manager's ownership of securities of each Fund.


AFFILIATES OF SELIGMAN:
Seligman Advisors, Inc.:
The Funds' distributor; responsible for accepting orders for purchases and sales of Fund shares.

Seligman Services, Inc.:
A limited purpose broker/dealer; acts as the broker/dealer of record for shareholder accounts that do not have a designated broker or financial advisor.

Seligman Data Corp. ("SDC"):
The Funds' shareholder service agent; provides shareholder account services to the Funds at cost.

REGULATORY MATTERS


In late 2003, J. & W. Seligman & Co. Incorporated (Seligman) conducted an extensive internal review concerning mutual fund trading practices. Seligman's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies managed by Seligman (the "Seligman Funds"); this arrangement was in the process of being closed down by Seligman before September 2003. Seligman identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, Seligman, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. Seligman also provided information concerning mutual fund trading practices to the Securities and Exchange Commission (the "SEC") and the Office of the Attorney General of the State of New York ("NYAG").

In September 2005, the New York staff of the SEC indicated that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against Seligman and Seligman Advisors relating to frequent trading in the Seligman Funds. Seligman responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that Seligman had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds.

In September 2006, the NYAG commenced a civil action in New York State Supreme Court against Seligman, Seligman Advisors, SDC and Brian T. Zino (collectively, the "Seligman Parties"), alleging, in substance, that, in addition to the four arrangements noted above, the Seligman Parties permitted other persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies managed by Seligman is and has been misleading. The NYAG included other related claims and also claimed that the fees charged by Seligman to the Seligman Funds were excessive. The NYAG is seeking damages of at least $80 million and restitution, disgorgement, penalties and costs and injunctive relief. The Seligman Parties answered the complaint in December 2006 and believe that the claims are without merit.

Any resolution of these matters may include the relief noted above or other sanctions or changes in procedures. Any damages would be paid by Seligman and not by the Seligman Funds. If the NYAG obtains injunctive relief, Seligman and its affiliates could, in the absence of the SEC in its discretion granting exemptive relief, be enjoined from providing advisory and underwriting services to the Seligman Funds and other registered investment companies.

Seligman does not believe that the foregoing legal action or other possible actions will have a material adverse impact on Seligman or its clients, including the Seligman Funds and other investment companies managed by it; however, there can be no assurance of this or that these matters and any related publicity will not affect demand for shares of the Seligman Funds and such other investment companies or have other adverse consequences.

Shareholder Information

Deciding Which Class of Shares to Buy

Each of the Funds' Classes represent an interest in the same portfolio of investments. However, each Class has its own sales charge schedule, and its ongoing 12b-1 fees may differ from other Classes. When deciding which Class of shares to buy, you should consider, among other things:

..  The amount you plan to invest.

.. How long you intend to remain invested in a Fund, or another Seligman mutual fund.

.. If you would prefer to pay an initial sales charge and lower ongoing 12b-1 fees, or be subject to a CDSC (i.e., a contingent deferred sales charge) and pay higher ongoing 12b-1 fees, or in the case of employee benefit plans eligible to purchase Class R shares, be subject to a CDSC for a shorter period of time and pay higher ongoing 12b-1 fees.

.. Whether you may be eligible for reduced or no sales charges when you buy or sell shares.

An authorized dealer or your financial advisor will be able to help you decide which Class of shares best meets your needs.

CLASS A
--------------------------------------------------------------------------------

..  Initial sales charge on Fund purchases, as set forth below:

                           SALES CHARGE AS A % OF SALES CHARGE AS A % OF REGULAR DEALER DISCOUNT
AMOUNT OF YOUR INVESTMENT   OFFERING PRICE/(1)/    NET AMOUNT INVESTED   AS A % OF OFFERING PRICE
-------------------------------------------------------------------------------------------------
Less than $50,000                   5.75%                  6.10%                   5.00%
-------------------------------------------------------------------------------------------------
$50,000 - $99,999                   4.50                   4.71                    4.00
-------------------------------------------------------------------------------------------------
$100,000 - $249,999                 3.50                   3.63                    3.00
-------------------------------------------------------------------------------------------------
$250,000 - $499,999                 2.50                   2.56                    2.25
-------------------------------------------------------------------------------------------------
$500,000 - $999,999                 2.00                   2.04                    1.75
-------------------------------------------------------------------------------------------------
$1,000,000 and over/(2)/            0.00                   0.00                    0.00
-------------------------------------------------------------------------------------------------

-------------
(1)"Offering Price" is the amount that you actually pay for Fund shares; it includes the initial sales charge.
(2)You will not pay an initial sales charge on purchases of $1 million or more, but you will be subject to a 1% CDSC if you sell your shares within 18 months.

..  Annual 12b-1 fee (for shareholder services) of up to 0.25%.

.. No initial sales charge on reinvested dividends or capital gain distributions.

Please consult your financial advisor for assistance in selecting the appropriate class of shares.

INFORMATION REGARDING BREAKPOINT DISCOUNTS FOR CLASS A SHARES

Purchases of Class A shares by a "single person" may be eligible for the reduced initial sales charges ("Breakpoint Discounts") that are described above. For the purpose of the Breakpoint Discount thresholds described above, "single persons" includes individuals and immediate family members (i.e., husband, wife, and minor children), as well as designated fiduciaries, certain employee benefit plans and certain tax-exempt organizations. For more information about what constitutes a "single person", please consult the Series' Statement of Additional Information. "Single persons" may be eligible for Breakpoint Discounts under the following circumstances:

Discounts and Rights of Accumulation. Breakpoint Discounts contemplated above are also available under a Seligman Group of Funds program referred to as "Rights of Accumulation." Under this program, reduced sales charges will apply if the sum of (i) the current amount being invested by a "single person" in Class A shares of a Fund and in Class A shares of other Seligman mutual funds (excluding Seligman Cash Management Fund), (ii) the current net asset value of the Class A shares and Class B shares of other Seligman mutual funds already owned by the "single person" other than Seligman Cash Management Fund (except as provided in (iii)) and (iii) the current net asset value of Class A shares of Seligman Cash Management Fund which were acquired by a "single person" through an exchange of Class A shares of another Seligman mutual fund, exceeds the Breakpoint Discount thresholds described for Class A shares above.

The value the shares contemplated by items (ii) and (iii) above (collectively, the "Prior Owned Shares") will be taken into account only if SDC or the financial intermediary (if you are purchasing through a financial intermediary) is notified that there are holdings eligible for aggregation to meet the applicable Breakpoint Discount thresholds. If you are purchasing shares through a financial intermediary, you should consult with your intermediary to determine what information you will need to provide them in order to receive the Breakpoint Discounts to which you may be entitled. This information may include account records regarding shares eligible for aggregation that are held at any financial intermediary, as well as a social security or tax identification number. You may need to provide this information each time you purchase shares. In addition, certain financial intermediaries may prohibit you from aggregating investments in the Seligman Group of mutual funds if those investments are held in your accounts with a different intermediary or with SDC.

If you are dealing directly with SDC, you should provide SDC with account information for any shares eligible for aggregation. This information includes account records and a social security or tax identification number. You may need to provide this information each time you purchase shares.

Letter of Intent. A letter of intent allows you to purchase Class A shares over a 13-month period with the benefit of the Breakpoint Discounts discussed above, based on the total amount of Class A shares of a Fund that the letter states that you intend to purchase plus the current net asset value of the Prior Owned Shares. Reduced sales charges may be applied to purchases made within a 13-month period starting from the date of receipt from you of a letter of intent. In connection with such arrangement, a portion of the shares you initially purchase will be held in escrow to provide for any sales charges that might result if you fail to purchase the amount of shares contemplated by the letter of intent assuming your purchases would not otherwise be eligible for Breakpoint Discounts. These shares will be released upon completion of the purchases contemplated by the letter of intent.

Eligible Employee Benefit Plans. Eligible employee benefit plans which have at least $2 million in plan assets at the time of investment in the Fund may purchase Class A shares at net asset value, but, in the event of plan termination, will be subject to a CDSC of 1% on shares purchased within 18 months prior to plan termination.

Ascensus (formerly, BISYS) Plans. Plans that (i) own Class B shares of any Seligman mutual fund and (ii) participate in Seligman Growth 401(k) through Ascensus' third-party administration platform may, with new contributions, purchase Class A shares at net asset value. Class A shares purchased at net asset value are subject to a CDSC of 1% on shares purchased within 18 months prior to plan termination.

CDSCs. Purchases of Class A shares of $1 million or more under any of the programs discussed above are subject to a CDSC of 1% on redemptions made within 18 months of purchase, subject to certain limited exceptions set forth in the Series' Statement of Additional Information.

Additional Information. For more information regarding Breakpoint Discounts, please consult the Series' Statement of Additional Information. This information can also be found at www.seligman.com via a hyperlink that is designed to facilitate access to the information.

INFORMATION REGARDING SALES OF CLASS A SHARES AT NET ASSET VALUE

Class A shares of a Fund may be issued without a sales charge to present and former directors, trustees, officers, employees (and their respective family members) of the Series, the other investment companies in the Seligman Group of mutual funds, Seligman, SDC and Seligman's affiliates.

Class A shares may also be issued without an initial sales charge to the following entities as further described in the Series' Statement of Additional
Information: certain registered unit investment trusts; separate accounts established and maintained by certain insurance companies; registered representatives and employees (and their spouses and minor children) of any dealer or bank that has a sales agreement with each Fund's distributor; financial institution trust departments; certain registered investment advisers; accounts of certain financial institutions, authorized dealers or investment advisors that charge account management fees; pursuant to certain sponsored arrangements with organizations that make recommendations or permit solicitations of its employees, members or participants; other investment companies in the Seligman Group of Funds in connection with a deferred fee arrangement for outside Directors, or pursuant to a "fund of funds" arrangement; certain "eligible employee benefit plans"; those partners and employees of outside counsel to each Fund or its directors or trustees who regularly provide advice and services to a Fund, to other funds managed by Seligman, or to their directors or trustees; in connection with sales pursuant to retirement plan alliance programs that have a written agreement with the Fund's distributor; and to participants in certain retirement and deferred compensation plans and trusts for which certain entities act as broker-dealer, trustee, or recordkeeper.

For more information about those who can purchase shares of a Fund without a sales charge, and other relevant information, please consult the Series' Statement of Additional Information. In addition, this information can be found at www.seligman.com via a hyperlink that is designed to facilitate access to the information.

If you are eligible to purchase Class A shares without a sales charge, you should inform your financial intermediary or SDC of such eligibility and be prepared to provide proof thereof.

CLASS B
--------------------------------------------------------------------------------

..  No initial sales charge on purchases.

..  A declining CDSC on shares sold within 6 years of purchase:

                  YEARS SINCE PURCHASE                   CDSC
                  -------------------------------------------
                  Less than 1 year                        5%
                  -------------------------------------------
                  1 year or more but less than 2 years    4
                  -------------------------------------------
                  2 years or more but less than 3 years   3
                  -------------------------------------------
                  3 years or more but less than 4 years   3
                  -------------------------------------------
                  4 years or more but less than 5 years   2
                  -------------------------------------------
                  5 years or more but less than 6 years   1
                  -------------------------------------------
                  6 years or more                         0
                  -------------------------------------------

..  Annual 12b-1 fee (for distribution and shareholder services) of 1.00%.

.. Automatic conversion to Class A shares approximately eight years after purchase, resulting in lower ongoing 12b-1 fees. If you intend to hold your Class B shares for less than six years, you should consider purchasing Class C or Class D shares due to the shorter CDSC typically applicable to Class C and Class D shares. Additionally, if you are eligible to purchase Class R shares, you should consider purchasing that Class, which has lower ongoing fees and typically a shorter CDSC.

.. No CDSC when you sell shares purchased with reinvested dividends or capital gain distributions.

CLASS C OR CLASS D*
--------------------------------------------------------------------------------

Effective at the close of business (4:00 p.m. EST) on May 16, 2008, the Funds' Class D shares will be combined with Class C shares. This will be effected by the automatic conversion of Class D shares into Class C shares. Class D shares will no longer be available. Purchase orders for Class D shares to be effective on or after May 9, 2008 through May 16, 2008 may, in the Funds' discretion, be rejected due to operational reasons relating to the combination; if you are considering purchasing Class D shares during such period, you should consider Class C shares instead (consult your financial advisor as necessary).

Any orders for exchange or redemption of Class D shares of the Funds to be effective through May 16, 2008 will continue to be accepted in accordance with this Prospectus. All orders (i.e., purchases, exchanges and redemptions) for Class D shares to be effective after the close of business on May 16, 2008 cannot be processed because no Class D shares will be outstanding or offered.

Class D shares are identical in their terms to Class C shares (which are described below), and the value of your investment in a Fund will not change as a result of a Class D shareholder becoming a Class C shareholder. After Class D shares are combined with Class C shares, former Class D shareholders of the Funds will receive a confirmation detailing the change. The change described above will take place automatically. Shareholders need not take any action.

  Your purchase of Class B shares must be for less than $250,000, because if you invest $250,000 or more, you will pay less in fees and charges if you buy another Class of shares. Please consult your financial advisor for assistance in selecting the appropriate class of shares.

..  No initial sales charge on purchases.

..  A 1% CDSC on shares sold within one year of purchase.

..  Annual 12b-1 fee (for distribution and shareholder services) of 1.00%.

.. No automatic conversion to Class A shares, so you will be subject to higher ongoing 12b-1 fees indefinitely.

..  No CDSC when you sell shares purchased with reinvested dividends or capital gain distributions.
-------------
 *Class D shares are not available to all investors. You may purchase Class D shares only (1) if you already own Class D shares of a Fund or another Seligman mutual fund, (2) if your financial advisor of record maintains an omnibus account at SDC, or (3) pursuant to a 401(k) or other retirement plan program for which Class D shares are already available or for which the sponsor requests Class D shares because the sales charge structure of Class D shares is comparable to the sales charge structure of the other funds offered under the program.

CLASS R**
--------------------------------------------------------------------------------

..  No initial sales charge on purchases.

..  Annual 12b-1 fee (for distribution and shareholder services) of 0.50%

.. A 1% CDSC on shares sold within one year of the plan's initial purchase of Class R shares of a Fund.

.. No automatic conversion to Class A shares, so you will be subject to higher ongoing 12b-1 fees indefinitely.

.. No CDSC when you sell shares purchased with reinvested dividends or capital gain distributions.

Please consult your financial advisor for assistance in selecting the appropriate class of shares.
-------------
**Class R shares are not available to all investors. You may purchase Class R shares only if you are a qualified or non-qualified employee benefit plan or arrangement (other than a Section 403(b) plan sponsored by public educational institutions) that provides for the purchase of Fund shares and has (1) less than $20 million in assets (determined at the time of initial investment in the Seligman Group of mutual funds); and (2) at least (a) $500,000 invested in the Seligman Group of mutual funds or (b) 50 eligible employees to whom such plan is made available. Seligman Advisors may waive the requirements described in (2) above in connection with sales pursuant to a retirement plan alliance program which has a written agreement with Seligman Advisors.

Seligman (as well as the Funds' distributor) may provide cash payments out of its own resources to financial intermediaries that sell shares of a Fund or otherwise provide services to a Fund. For more details regarding such payments, please consult the Series' Statement of Additional Information.

The Series has adopted a plan under Rule 12b-1 of the Investment Company Act of 1940 that allows each Class of the Funds to pay 12b-1 fees for the sale and distribution of its shares and/or for providing services to shareholders.

Because the Fund's 12b-1 fees are paid out of each Class's assets on an ongoing basis, over time these fees will increase your investment expenses and may cost you more than other types of charges.

The Series' Board of Directors believes that no conflict of interest currently exists between the Fund's Classes of shares. On an ongoing basis, the Directors, in the exercise of their fiduciary duties under the Investment Company Act of 1940 and Maryland law, will seek to ensure that no such conflict arises.


  Your purchase for Class C or Class D shares must be for less than $1,000,000 because if you invest $1,000,000 or more, you will pay less in fees and charges if you buy Class A shares. Please consult your financial advisor for assistance in selecting the appropriate class of shares.

HOW CDSCS ARE CALCULATED

To minimize the amount of the CDSC you may pay when you sell your shares, each Fund assumes that shares acquired through reinvested dividends and capital gain distributions (which are not subject to a CDSC) are sold first. Shares that have been in your account long enough so they are not subject to a CDSC are sold next. After these shares are exhausted, shares will be sold in the order they were purchased (earliest to latest). The amount of any CDSC that you pay will be based on the shares' original purchase price or current net asset value, whichever is less.

You will not pay a CDSC when you exchange shares of a Fund to buy the same class of shares of any other Seligman mutual fund or when you exchange shares of another Seligman mutual fund to buy the same class of shares of a Fund. For the purpose of calculating the CDSC, when you exchange shares of a Fund for the same class of another Seligman mutual fund, it will be assumed that you held shares of the other Seligman mutual fund since the date you originally purchased the shares of a Fund. Similarly, when you exchange shares of another Seligman mutual fund for shares of a Fund, it will be assumed that you held the shares of such Fund since the date you originally purchased shares of the other Seligman mutual fund.

The CDSC on Class A, Class B, Class C, Class D and Class R shares may be waived or reduced in the following instances: on redemptions following death or disability; in connection with certain distributions from certain retirement plans, 403(b) plans, 401(k) plans and IRAs; in connection with shares sold to current and retired Directors of the Series; in connection with shares sold to a governmental entity which is prohibited by applicable laws from paying sales charges and related fees; in connection with systematic withdrawals; in connection with participation in certain 401(k) and retirement programs; on incidental redemptions to cover administrative expenses; on redemptions of shares initially purchased by an eligible employee benefit plan that are not in connection with a plan- level termination; and in the case of Class A shares purchased by certain institutional investors. The CDSC may also be waived on any redemption of Class A shares that are purchased by an eligible employee benefit plan that is a separate account client of Seligman at the time of initial investment (or within the prior 30 days) in a Seligman mutual fund. For more information, please consult the Series' Statement of Additional Information or www.seligman.com.

Pricing of Fund Shares

When you buy or sell shares of a Fund, you do so at the applicable Class's net asset value ("NAV") next calculated after Seligman Advisors or SDC, as the case may be, accepts your request. However, in some cases, the Series has authorized certain financial intermediaries (and other persons designated by such financial intermediaries) to receive purchase and redemption orders on behalf of the Funds. In such instances, customer orders will be priced at the Class's NAV next calculated after the authorized financial intermediary (or other persons designated by such financial intermediary) receives the request. Any applicable sales charge will be added to the purchase price for Class A shares. However, Seligman Advisors may reject any request to purchase shares under the circumstances discussed later in this Prospectus under the captions "Important Policies That May Affect Your Account" and "Frequent Trading of Fund Shares." Authorized financial intermediaries or their designees are responsible for forwarding your order in a timely manner.

  NAV: Computed separately for each Class by dividing that Class's share of the net assets of the Fund (i.e., its assets less liabilities) by the total number of outstanding shares of the Class.

If your buy or sell order is received by an authorized financial intermediary or its designee after the close of regular trading on the New York Stock

Exchange ("NYSE"), the order will be executed at the Class's NAV calculated as of the close of regular trading on the next NYSE trading day, subject to any applicable sales charge. When you sell shares, you receive the Class's per share NAV, less any applicable CDSC.

The NAV of each Fund's shares is determined each day, Monday through Friday, on days that the NYSE is open for trading. Because of their higher 12b-1 fees, the NAV of Class B, Class C, Class D and Class R shares will generally be lower than the NAV of the Class A shares of a Fund.

Securities owned by the Funds are valued at current market prices. If Seligman concludes that the most recently reported (or closing) price of a security held by a Fund is no longer valid or reliable, or such price is otherwise unavailable, Seligman will value the security at its fair value as determined in accordance with policies and procedures approved by the Series' Board of Directors. The value of a security held by a Fund could be so determined in the event of, among other things, natural disasters, acts of terrorism, market disruptions, intra-day trading halts or extreme market volatility. The determination of fair value involves subjective judgments. As a result, using fair value to price a security may result in a price materially different from the prices used by other mutual funds to determine net asset value or the price that may be realized upon the actual sale of the security.

Opening Your Account

Each Fund's shares are sold through authorized dealers or financial advisors who have sales agreements with Seligman Advisors. There are several programs under which you may be eligible for reduced sales charges. Ask an authorized dealer or your financial advisor if any of these programs apply to you. Class D (not available after May 16, 2008) and Class R shares are not available to all investors. For more information, see "Deciding Which Class of Shares to Buy--Class C or Class D" and "--Class R."

To make your initial investment in a Fund, contact an authorized dealer or your financial advisor, or complete an account application and send it with your check made payable to a Fund directly to SDC at the address provided on the account application. Your check must be in US dollars and be drawn on a US bank. You may not use cash, checks made payable to cash, third party checks, traveler's checks or credit card convenience checks for investment. If you do not choose a Class, your investment will automatically be made in Class A shares.

The required minimum initial investments are:

..  Regular (non-retirement) accounts: None (but certain Fund accounts are subject to a $1,000 minimum Fund account balance; for details, see "Important Policies That May Affect Your Account")

..  For accounts opened concurrently with Invest-A-Check(R):
 . $100 to open if you will be making monthly investments
 . $250 to open if you will be making quarterly investments

If you buy shares by check and subsequently sell the shares, SDC will not send your proceeds until your check clears, which could take up to 15 calendar days from the date of your purchase.

  YOU MAY BUY SHARES OF THE FUNDS FOR ALL TYPES OF TAX-DEFERRED RETIREMENT PLANS. CONTACT RETIREMENT PLAN SERVICES AT THE ADDRESS OR PHONE NUMBER LISTED ON THE INSIDE BACK COVER OF THIS PROSPECTUS FOR INFORMATION AND TO RECEIVE THE PROPER FORMS.

You will be sent a statement confirming your purchase and any subsequent transactions in your account. You will also be sent quarterly and annual statements detailing your transactions in the Fund and the other Seligman funds you own under the same account number. Duplicate quarterly account statements for the current year and duplicate annual statements for the most recent prior calendar year will be sent to you free of charge. Copies of year-end statements for prior years are available for a fee of $10 per year, per account, with a maximum charge of $150 per account. Send your request and check for the fee to SDC at:

Seligman Data Corp.
P.O. Box 9759
Providence, RI 02940-9759

Share certificates representing shares of the Funds are no longer issued. Any further purchases of shares (whether by further subscription or in connection with the exercise of exchange privileges) will be recorded in book-entry form only. However, if a share certificate has been previously issued to a shareholder, the shareholder will be required to deliver the share certificate to SDC, as shareholder service agent, before a request for redemption or exchange of shares evidenced by that share certificate will be processed.

  If you want to be able to buy, sell, or exchange shares by telephone, you should elect telephone services on the account application when you open your account. This will prevent you from having to complete a supplemental election form (which may require a medallion signature guarantee) at a later date.

How to Buy Additional Shares

After you have made your initial investment, there are many options available to make additional purchases of Fund shares.

Shares may be purchased through an authorized dealer or your financial advisor, or you may send a check directly to SDC. Please provide either an investment slip or a note that provides your name(s), Fund name, and account number. Unless you indicate otherwise, your investment will be made in the Class you already own. Send investment checks to:

Seligman Data Corp.
P.O. Box 9766
Providence, RI 02940-9766

Your check must be in US dollars and be drawn on a US bank. You may not use cash, checks made payable to cash, third party checks, traveler's checks or credit card convenience checks for investment.

You may also use the following account services to make additional investments:

Invest-A-Check(R). You may buy Fund shares electronically from a savings or checking account of an Automated Clearing House ("ACH") member bank. If your bank is not a member of ACH, the Fund will debit your checking account by preauthorized checks. For accounts opened concurrently with Invest-A-Check(R), you must buy each Fund's shares at regular monthly intervals in fixed amounts of $100 or more, or regular quarterly intervals in fixed amounts of $250 or more. If you use Invest-A-Check(R), you must continue to make automatic investments until the Fund's minimum account balance of $1,000 is met or your account may be closed. For accounts opened with $1,000 or more, Invest-A-Check(R) investments may be made for any amount.

Automatic Dollar-Cost-Averaging. If you have at least $5,000 in Seligman Cash Management Fund, you may exchange uncertificated shares of that fund to buy shares of the same class of another Seligman mutual fund at regular monthly intervals in fixed amounts of $100 or more, or regular quarterly intervals in fixed amounts of $250 or more. If you exchange Class A shares, you may pay an initial sales charge to buy each Fund's shares.

Automatic CD Transfer. You may instruct your bank to invest the proceeds of a maturing bank certificate of deposit (CD) in shares of the Fund. If you wish to use this service, contact SDC, an authorized dealer or your financial advisor to obtain the necessary forms. Because your bank may charge you a penalty, it is not normally advisable to withdraw CD assets before maturity.

Dividends From Other Investments. You may have your dividends from other companies invested in either Fund. (Dividend checks must include your name, account number, Fund name and class of shares).

Direct Deposit. You may buy Fund shares electronically with funds from your employer, the IRS, or any other institution that provides direct deposit. Call SDC for more information.

How to Exchange Shares Among the Seligman Mutual Funds

You may sell a Fund's shares to buy shares of the same class of another Seligman mutual fund, or you may sell shares of another Seligman mutual fund to buy a Fund's shares. Exchanges will be made at each fund's respective NAV. You will not pay an initial sales charge when you exchange, unless you exchange Class A shares of Seligman Cash Management Fund to buy the same Class shares of either Fund or another Seligman mutual fund. If you are exchanging shares subject to a CDSC, for purposes of determining CDSC holding periods, such shares will be exchanged pro rata based on the different times of purchase.

Only your dividend and capital gain distribution options and telephone services will be automatically carried over to any new fund. If you wish to carry over any other account options (for example, Invest-A-Check(R) or Systematic Withdrawals) to the new fund, you must specifically request so at the time of your exchange.

See "The Seligman Mutual Funds" for a list of the funds available for exchange. Before making an exchange, contact an authorized dealer, your financial advisor or SDC to obtain the applicable fund prospectus(es). You should read and understand a fund's prospectus before investing. Some funds may not offer all Classes of shares.

How to Sell Shares

The easiest way to sell Fund shares is by phone. If you have telephone services, you may be able to use this service to sell Fund shares. Restrictions apply to certain types of accounts. Please see "Important Policies That May Affect Your Account."

When you sell Fund shares by phone, a check for the proceeds is sent to your address of record. If you have current ACH bank information on file, you may have the proceeds of the sale of your Fund shares directly deposited into your bank account (typically within 2 business days after your shares are sold).

You may sell shares to a Fund through an authorized dealer or your financial advisor. The Funds do not charge any fees or expenses, other than any applicable CDSC for this transaction; however, the authorized dealer or financial advisor may charge a service fee. Contact an authorized dealer or your financial advisor for more information.

You may always send a written request to sell Fund shares; however, it may take longer to get your money.

To protect you and the Funds, if your written redemption request is for $25,000 or more, SDC will seek telephone confirmation from you, an authorized dealer or your financial advisor before sending any money. If the proceeds are: (1) $50,000 or more; (2) to be paid to someone other than the account owner; (3) to be mailed to other than your address of record; (4) requested in connection with an address change; or (5) requested within 30 days of an address change on the account, then before sending any money, the Funds will require:

..  A signed, written redemption request;
..  Telephone confirmation; and
..  A medallion signature guarantee.

  MEDALLION SIGNATURE GUARANTEE:

  Protects you and each Seligman mutual fund from fraud. It is an assurance that the signature is genuine. A Medallion Signature Guarantee from The New York Stock Exchange, Inc. Medallion Signature Guarantee Program, The Securities Transfer Agents Medallion Program or The Stock Exchanges Medallion Program are acceptable. These guarantees are the leading signature guarantee programs recognized by most financial services associations throughout the United States and Canada, and are endorsed by the Securities Transfer Association. Non- medallion signature guarantees or notarization by a notary public are not acceptable forms of signature guarantees.

Telephone confirmations will not affect the date on which your redemption request is actually processed, but may delay the payment of proceeds.

If your Fund shares are represented by certificates, you will need to surrender the certificates to SDC before you sell your shares.

You may need to provide additional documents to sell Fund shares if you are:

..  a corporation;
..  an executor or administrator;
..  a trustee or custodian; or
..  in a retirement plan.

Contact an authorized dealer, your financial advisor or SDC's Shareholder Services Department for information on selling your shares under any of the above circumstances.

You may also use the following account service to sell Fund shares:

Systematic Withdrawal Plan. If you have at least $5,000 in either Fund, you may withdraw (sell) a fixed dollar amount (minimum of $50) of uncertificated shares at regular intervals. A check will be sent to you at your address of record or, if you have current ACH bank information on file, you may have your payments directly deposited to your predesignated bank account, typically within 2 business days after your shares are sold. If you bought $1,000,000 or more of Class A shares without an initial sales charge, your withdrawals may be subject to a 1% CDSC if they occur within 18 months of purchase. If you own Class B, Class C, Class D or Class R shares and reinvest your dividends and capital gain distributions, you may annually withdraw 12%, 10%, 10% or 10%, respectively, of the value of your Fund account (at the time of election) without a CDSC.

Important Policies That May Affect Your Account

To protect you and other shareholders, each Fund reserves the right to:

.. Refuse an exchange request if the amount you wish to exchange equals or exceeds the lesser of $1,000,000 or 1% of the Fund's net assets;

..  Refuse any request to buy Fund shares;

..  Reject any request received by telephone;

..  Suspend or terminate telephone services;

..  Reject a medallion signature guarantee that SDC believes may be fraudulent;

.. Close your Fund account if its value is below $1,000, provided, however, that this policy does not apply to direct accounts held at SDC that are retirement accounts (i.e., IRAs), unclaimed property accounts and Fund shareholder accounts in the process of automatic conversion from the Fund's Class B shares to Class A shares that aggregate to more than $1,000. The Fund will notify you in writing at least 30 days before closing your Fund account and anticipates permitting shareholders owning Fund shares directly with SDC a period of one year to reach the $1,000 Fund minimum balance. If you hold your shares through a financial intermediary, you should contact that financial intermediary for their policies relating to minimum investment requirements (which could be different from the Fund's requirements);

.. Close your account if it does not have a certified taxpayer identification number (this is your social security number for individuals); and

.. Request additional information or close your account to the extent required or permitted by applicable law or regulations, including those relating to the prevention of money laundering.

Telephone Services
You, an authorized dealer or your financial advisor will be able to place the following requests by telephone, unless you indicate on your account application that you do not want telephone services:

.. Sell uncertificated shares (up to $50,000 per day, payable to account owner(s) and mailed to the address of record or if you have current ACH bank information on file, you may have your redemption proceeds directly deposited to your bank account);

..  Exchange shares between Seligman mutual funds;

..  Change dividend and/or capital gain distribution options;

..  Change your address; and

..  Establish systematic withdrawals to address of record.

If you do not elect telephone services on your account application when you open your account, or opened your account through an authorized dealer or your financial advisor, telephone services must be elected on a supplemental election form (which may require a medallion signature guarantee).

Restrictions apply to certain types of accounts:

.. Trust accounts on which the current trustee is not listed may not sell Fund shares by phone;

..  Corporations may not sell Fund shares by phone;

..  IRAs may only exchange Fund shares or request address changes by phone; and

.. Group retirement plans may not sell Fund shares by phone; plans that allow participants to exchange by phone must provide a letter of authorization signed by the plan custodian or trustee and provide a supplemental election form signed by all plan participants.

Unless you have current ACH bank information on file, you will not be able to sell Fund shares by phone within 30 days following an address change.

Your telephone request must be communicated to an SDC representative. You may not request any phone transactions via the automated access line.

You may cancel telephone services at any time by sending a written request to SDC. Each account owner, by accepting or adding telephone services, authorizes each of the other owners to make requests by phone. An authorized dealer or your financial advisor may not establish telephone services without your written authorization. SDC will send written confirmation to the address of record when telephone services are added or terminated.

During times of heavy call volume, you may not be able to get through to SDC by phone to request a sale or exchange of Fund shares. In this case, you may need to send written instructions, and it may take longer for your request to be processed. The Fund's NAV may fluctuate during this time.

The Funds and SDC will not be liable for processing requests received by phone as long as it was reasonable to believe that the request was genuine. The Funds and SDC will employ reasonable procedures to confirm whether instructions received by telephone are genuine, and, if they do not, they may be liable for any losses due to unauthorized or fraudulent instructions.

Reinstatement Privilege
If you sell either Fund's shares, you may elect, within 120 calendar days, to use part or all of the proceeds to buy shares of that Fund or another Seligman mutual fund (reinstate your investment) without paying an initial sales charge or, if you paid a CDSC when you sold your shares, receiving a credit for the applicable CDSC paid. This privilege may be exercised only once each calendar year. Contact an authorized dealer or your financial advisor for more information. You should consult your tax advisor concerning possible tax consequences of exercising this privilege.

Frequent Trading of Fund Shares

As a matter of policy, each Fund discourages frequent trading of its shares. In this regard, the Board of Directors of the Series has adopted written policies and procedures that, subject to the limitations set forth below, are designed to deter frequent trading that may be disruptive to the management of a Fund's portfolio. If a Fund,

Seligman Advisors (the Funds' distributor) or SDC (the Funds' shareholder service agent) (referred to collectively below as the "Seligman Entities") determine that you have exchanged more than twice to and from the same Fund in any three-month period, you will not be permitted to engage in further exchange activity in such Fund for 90 days. The Seligman Entities may under certain circumstances also refuse initial or additional purchases of a Fund's shares by any person for any reason, including if that person is believed to be engaging, or suspected of engaging, in trading of fund shares in excess of the guidelines noted above (excluding purchases via a direct deposit through an automatic payroll deduction program or purchases by the funds of Seligman Asset Allocation Series, Inc. in the ordinary course of implementing their asset allocation strategies). In addition, the Seligman Entities may under certain circumstances refuse to accept exchange requests for accounts of any person that has had a previous pattern (even if involving a different fund in the Seligman Group) of trading in excess of the guidelines noted above. Furthermore, if you purchase shares of a Fund through a financial intermediary, your ability to purchase or exchange shares of such Fund could be limited if your account is associated with a person (e.g., broker or financial advisor) previously identified by the Seligman Entities as engaging in trading activity in excess of the guidelines noted above. The Funds' policies do not permit exceptions to be granted, and the policies are, to the extent possible, applied uniformly to all accounts where beneficial ownership has been ascertained.

Shareholders and their financial intermediaries seeking to engage in excessive trading practices may deploy a variety of strategies to avoid detection, and, despite the efforts of the Seligman Entities to prevent excessive trading, there is no guarantee that the Seligman Entities will be able to identify such shareholders or curtail their trading practices. The ability of the Seligman Entities to detect and curtail excessive trading practices may also be limited by operational systems and technological limitations and hindered by financial intermediaries purposefully or unwittingly facilitating these practices. In addition, each Fund receives purchase, exchange and redemption orders through financial intermediaries, some of whom hold shares through omnibus accounts, and the Seligman Entities will not, under most circumstances, know of or be able to reasonably detect excessive trading which may occur through these financial intermediaries. Omnibus account arrangements and their equivalents (e.g., bank trust accounts and retirement plans) are a common form of holding shares of funds by many brokers, banks and retirement plan administrators. These arrangements often permit the financial intermediary to aggregate many client transactions and ownership positions and provide each Fund with combined purchase and redemption orders. In these circumstances, the Seligman Entities may not know the identity of particular shareholders or beneficial owners or whether particular purchase or sale orders were placed by the same shareholder or beneficial owner. A substantial percentage of shares of each Fund may be held through omnibus accounts and their equivalents.

To the extent that the efforts of the Seligman Entities are unable to eliminate excessive trading practices in a Fund, these practices may interfere with the efficient management of such Fund's portfolio, hinder a Fund's ability to pursue its investment objective and may reduce the returns of long-term shareholders. Additionally, these practices may result in a Fund engaging in certain activities to a greater extent than it otherwise would, such as maintaining higher cash balances, using its line of credit to a greater extent and engaging in additional portfolio transactions. Increased portfolio transactions and use of the line of credit could correspondingly increase a Fund's operating costs and decrease a Fund's investment performance. Maintenance of a higher level of cash balances necessary to meet frequent redemptions could likewise result in lower Fund investment performance during periods of rising markets.

Investors who purchase shares of a fund that invests in small-cap securities may be more likely to seek to use frequent trading strategies to take advantage of potential arbitrage opportunities. Such activity could adversely impact the Smaller-Cap Value Fund.

Dividends and Capital Gain Distributions

Each Fund generally pays any dividends from its net investment income and distributes any net capital gains realized on investments annually. The Large-Cap Value Fund has a net capital loss carryforward, which is available for offset against future net capital gains expiring in 2011. Accordingly, no capital gains distributions are expected to be paid to shareholders of this Fund until net capital gains have been realized in excess of the available capital loss carryforward.

  DIVIDEND:
  A payment by a mutual fund, usually derived from a fund's net investment income (dividends and interest earned on portfolio securities less expenses).

  CAPITAL GAIN DISTRIBUTION:
  A payment to mutual fund shareholders which represents profits realized on the sale of securities in a fund's portfolio.

  EX-DIVIDEND DATE:
  The day on which any declared distributions (dividends or capital gains) are deducted from a fund's assets before it calculates its NAV.

You may elect to:

(1)reinvest both dividends and capital gain distributions;

(2)receive dividends in cash and reinvest capital gain distributions; or

(3)receive both dividends and capital gain distributions in cash.

Your dividends and capital gain distributions, if any, will be reinvested if you do not instruct otherwise or if you own either Fund's shares in a Seligman tax-deferred retirement plan.

If you want to change your election, you may send written instructions to SDC at P.O. Box 9759, Providence, RI 02940-9759, or, if you have telephone services, you, an authorized dealer or your financial advisor may call SDC. Your request must be received by SDC before the record date to be effective for that dividend or capital gain distribution.

Dividends or capital gain distributions that are not reinvested will be sent by check to your address of record or, if you have current ACH bank information on file, directly deposited into your predesignated bank account, typically within 2 business days from the payable date.

Dividends and capital gain distributions are reinvested to buy additional Fund shares on the payable date using the NAV of the ex-dividend date.

Dividends, if any, on Class B, Class C, Class D and Class R shares will be lower than the dividends on Class A shares as a result of their higher 12b-1 fees. Capital gain distributions will be paid in the same amount for each Class.

Taxes

The tax treatment of dividends and capital gain distributions is the same whether you take them in cash or reinvest them to buy additional Fund shares. Dividends paid by the Funds, other than "qualified dividend income," are generally taxable to you as ordinary income. Tax-deferred retirement plans are not taxed currently on dividends or capital gain distributions or on gains resulting from the sale or exchange of Fund shares.

You may be taxed at different rates on capital gains distributed by a Fund depending on the length of time that Fund holds its assets.

When you sell Fund shares, any gain or loss you realize will generally be treated as a long-term capital gain or loss if you held your shares for more than one year, or as a short-term capital gain or loss if you held your shares for one year or less. However, if you sell Fund shares on which a long-term capital gain distribution has been received and you held the shares for six months or less, any loss you realize will be treated as a long-term capital loss to the extent that it offsets the long-term capital gain distribution.

An exchange of Fund shares is a sale and may result in a gain or loss for federal income tax purposes.

Each January, you will be sent information on the tax status of any distributions made during the previous calendar year. Because each shareholder's situation is unique, you should always consult your tax advisor concerning the effect income taxes may have on your individual investment.

For further information, please see the Series' Statement of Additional Information under the section entitled "Taxation of the Series."

The Seligman Mutual Funds

EQUITY
--------------------------------------------------------------------------------
SPECIALTY
--------------------------------------------------------------------------------

Seligman Communications and Information Fund
Seeks capital appreciation by investing in companies operating in the communications, information and related industries.

Seligman Emerging Markets Fund
Seeks long-term capital appreciation by investing primarily in equity securities of companies in emerging markets.

Seligman Global Technology Fund
Seeks long-term capital appreciation by investing primarily in global securities (US and non-US) of companies in the technology and technology-related industries.

SMALL COMPANY
--------------------------------------------------------------------------------

Seligman Frontier Fund
Seeks growth of capital by investing primarily in small company growth stocks.

Seligman Global Smaller Companies Fund
Seeks long-term capital appreciation by investing in securities of smaller companies around the world, including the US.

Seligman Smaller-Cap Value Fund
Seeks long-term capital appreciation by investing in common stocks of smaller companies, deemed to be "value" companies by the investment manager.

MEDIUM COMPANY
--------------------------------------------------------------------------------

Seligman Capital Fund
Seeks capital appreciation by investing in the common stocks of medium-sized companies.

LARGE COMPANY
--------------------------------------------------------------------------------

Seligman Common Stock Fund
Seeks total return through a combination of capital appreciation and current income.

Seligman Global Growth Fund
Seeks capital appreciation by investing primarily in equity securities of companies that have the potential to benefit from global economic or social trends.

Seligman Growth Fund
Seeks long-term capital appreciation.

Seligman International Growth Fund
Seeks long-term capital appreciation by generally investing in securities of large- and mid-capitalization growth companies in the international markets.

Seligman Large-Cap Value Fund
Seeks long-term capital appreciation by investing in common stocks of large companies, deemed to be "value" companies by the investment manager.

BALANCED
--------------------------------------------------------------------------------

Seligman Income and Growth Fund
Seeks total return through a combination of capital appreciation and income consistent with what is believed to be a prudent allocation between equity and fixed-income securities.

REAL ESTATE SECURITIES
--------------------------------------------------------------------------------

Seligman LaSalle Global Real Estate Fund
Seeks total return through a combination of current income and long-term capital appreciation by investing in equity and equity-related securities issued by global real estate companies, such as US real estate investment trusts (REITS) and similar entities outside the US.

Seligman LaSalle Monthly Dividend Real Estate Fund
Seeks to produce a high level of current income with capital appreciation as a secondary objective by investing in equity and equity-related securities issued by real estate companies, such as real estate investment trusts (REITs).

FIXED-INCOME
--------------------------------------------------------------------------------

INCOME
--------------------------------------------------------------------------------

Seligman High-Yield Fund
Seeks a high level of current income and may also consider the potential for capital appreciation consistent with prudent investment management. The Fund invests primarily in non-investment grade, high-yield securities.

Seligman Core Fixed Income Fund
Seeks to produce a high level of current income consistent with prudent exposure to risk. Capital appreciation is a secondary objective. The Fund invests a significant portion of its assets in investment grade fixed-income securities.

Seligman U.S. Government Securities Fund
Seeks a high level of current income consistent with prudent investment risk primarily by investing in a diversified portfolio of securities issued or guaranteed by the US government, its agencies or instrumentalities, or government sponsored enterprises.

MUNICIPAL
--------------------------------------------------------------------------------

Seligman Municipal Funds:

National Fund
Seeks maximum income, exempt from regular federal income taxes.

State-specific funds:*
Seek to maximize income exempt from regular federal income taxes and from regular income taxes in the designated state.

California                 Louisiana                  New Jersey
.. High-Yield               Maryland                   New York
.. Quality                  Massachusetts              North Carolina
Colorado                   Michigan                   Ohio
Florida                    Minnesota                  Oregon
Georgia                    Missouri                   Pennsylvania
                                                      South Carolina

* A small portion of income may be subject to state and local taxes.

MONEY MARKET
--------------------------------------------------------------------------------

Seligman Cash Management Fund
Seeks to preserve capital and to maximize liquidity and current income by investing only in high-quality money market securities. The Fund seeks to maintain a constant net asset value of $1.00 per share.

ASSET ALLOCATION
--------------------------------------------------------------------------------
SELIGMAN ASSET ALLOCATION SERIES, INC. offers four different asset allocation funds that pursue their investment objectives by allocating their assets among other mutual funds in the Seligman Group.

Seligman Asset Allocation Aggressive Growth Fund
Seeks long-term capital appreciation by creating a portfolio of mutual funds that invests in aggressive growth-oriented domestic and international equity securities weighted toward small- and medium-capitalization companies.

Seligman Asset Allocation Growth Fund
Seeks long-term capital appreciation by creating a portfolio of mutual funds that invests in growth-oriented domestic and international equity securities, with a more even weighting among small-, medium- and large-capitalization companies than Seligman Asset Allocation Aggressive Growth Fund.

Seligman Asset Allocation Moderate Growth Fund
Seeks capital appreciation by creating a portfolio of mutual funds that invests in small-, medium- and large-capitalization domestic and international equity securities as well as real estate securities and domestic fixed-income securities.

Seligman Asset Allocation Balanced Fund
Seeks capital appreciation and preservation of capital with current income and growth of income by creating a portfolio of mutual funds that invests in medium- and large-capitalization and dividend producing domestic and international equity securities supplemented by a larger allocation to real estate securities as well as domestic fixed-income securities, cash and cash equivalents than Seligman Asset Allocation Moderate Growth Fund.

SELIGMAN TARGETHORIZON ETF PORTFOLIOS, INC. offers five asset-allocation mutual funds that seek to achieve their respective investment objectives by allocating their assets among exchange-traded funds (ETFs).

Seligman TargETFund 2045
Seeks capital appreciation until migration, and thereafter capital appreciation consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as the year 2045 approaches.

Seligman TargETFund 2035
Seeks capital appreciation until migration, and thereafter capital appreciation consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as the year 2035 approaches.

Seligman TargETFund 2025
Seeks capital appreciation consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as the year 2025 approaches.

Seligman TargETFund 2015
Seeks capital appreciation and current income consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as the year 2015 approaches.

Seligman TargETFund Core
Seeks capital appreciation and preservation of capital with current income.

Financial Highlights

LARGE-CAP VALUE FUND

The tables below are intended to help you understand the financial performance of the Fund's Classes for the periods presented. Certain information reflects financial results for a single share of a Class that was held throughout the periods shown. Per share amounts are calculated based on average shares outstanding. "Total return" shows the rate that you would have earned (or lost) on an investment in each class, assuming you reinvested all your dividends and capital gain distributions, if any. Total returns do not reflect any sales charges or transaction costs on your investment or taxes. If such charges, costs or taxes were reflected, total returns would have been lower. Deloitte & Touche LLP, Independent Registered Public Accounting Firm, has audited this information. Their report, along with the Fund's financial statements, is included in the Fund's Annual Report, which is available upon request.

CLASS A
-------------------------------------------------------------------------------------------------
                                                                    YEAR ENDED DECEMBER 31,
                                                      -------- ----------------------------------
                                                        2007     2006     2005     2004    2003
-------------------------------------------------------------------------------------------------
PER SHARE DATA:
-------------------------------------------------------------------------------------------------
Net asset value, beginning of year                      $14.43   $12.79   $11.62  $10.07   $ 7.45
-------------------------------------------------------------------------------------------------
Income from investment operations:
  Net investment income                                   0.04     0.05     0.04    0.06     0.07
-------------------------------------------------------------------------------------------------
  Net realized and unrealized gain on investments         1.26     1.60     1.13    1.52     2.63
-------------------------------------------------------------------------------------------------
Total from investment operations                          1.30     1.65     1.17    1.58     2.70
-------------------------------------------------------------------------------------------------
Less distributions:
  Dividends from net investment income                     --#   (0.01)      --#  (0.03)   (0.08)
-------------------------------------------------------------------------------------------------
Net asset value, end of year                            $15.73   $14.43   $12.79  $11.62   $10.07
-------------------------------------------------------------------------------------------------
TOTAL RETURN                                             9.03%   12.92%   10.08%  15.69%o  36.29%
-------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
-------------------------------------------------------------------------------------------------
Net assets, end of year (000's omitted)               $148,242 $136,583 $104,699 $86,128  $78,428
-------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                  1.51%    1.54%    1.61%   1.62%    1.66%
-------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets     0.29%    0.40%    0.36%   0.54%    0.89%
-------------------------------------------------------------------------------------------------
Portfolio turnover rate                                 18.01%   30.04%   29.85%  16.73%   19.09%
-------------------------------------------------------------------------------------------------

-------------
See footnotes on page 38.

CLASS B
-----------------------------------------------------------------------------------------------------
                                                                     YEAR ENDED DECEMBER 31,
                                                             ----------------------------------------
                                                              2007    2006    2005     2004    2003
-----------------------------------------------------------------------------------------------------
PER SHARE DATA:
-----------------------------------------------------------------------------------------------------
Net asset value, beginning of year                            $13.82  $12.33  $11.28  $ 9.83    $7.28
-----------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
  Net investment income (loss)                                (0.07)  (0.05)  (0.04)  (0.02)     0.01
-----------------------------------------------------------------------------------------------------
  Net realized and unrealized gain on investments               1.21    1.54    1.09    1.47     2.55
-----------------------------------------------------------------------------------------------------
Total from investment operations                                1.14    1.49    1.05    1.45     2.56
-----------------------------------------------------------------------------------------------------
Less distributions:
  Dividends from net investment income                            --      --      --      --   (0.01)
-----------------------------------------------------------------------------------------------------
Net asset value, end of year                                  $14.96  $13.82  $12.33  $11.28    $9.83
-----------------------------------------------------------------------------------------------------
TOTAL RETURN                                                   8.25%  12.08%   9.31%  14.75%o  35.23%
-----------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
-----------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                       $26,191 $37,050 $50,508 $58,347  $62,146
-----------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                        2.26%   2.29%   2.36%   2.37%    2.42%
-----------------------------------------------------------------------------------------------------
Ratio of net investment income (loss) to average net assets  (0.47)% (0.35)% (0.39)% (0.20)%    0.13%
-----------------------------------------------------------------------------------------------------
Portfolio turnover rate                                       18.01%  30.04%  29.85%  16.73%   19.09%
-----------------------------------------------------------------------------------------------------

CLASS C
-----------------------------------------------------------------------------------------------------
                                                                     YEAR ENDED DECEMBER 31,
                                                             ----------------------------------------
                                                              2007    2006    2005     2004    2003
-----------------------------------------------------------------------------------------------------
PER SHARE DATA:
-----------------------------------------------------------------------------------------------------
Net asset value, beginning of year                            $13.82  $12.32  $11.28  $ 9.83    $7.28
-----------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
  Net investment income (loss)                                (0.07)  (0.05)  (0.04)  (0.02)     0.01
-----------------------------------------------------------------------------------------------------
  Net realized and unrealized gain on investments               1.20    1.55    1.08    1.47     2.55
-----------------------------------------------------------------------------------------------------
Total from investment operations                                1.13    1.50    1.04    1.45     2.56
-----------------------------------------------------------------------------------------------------
Less distributions:
  Dividends from net investment income                            --      --      --      --   (0.01)
-----------------------------------------------------------------------------------------------------
Net asset value, end of year                                  $14.95  $13.82  $12.32  $11.28    $9.83
-----------------------------------------------------------------------------------------------------
TOTAL RETURN                                                   8.18%  12.18%   9.22%  14.75%o  35.23%
-----------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
-----------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                       $34,424 $35,820 $37,981 $39,117  $39,764
-----------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                        2.26%   2.29%   2.36%   2.37%    2.42%
-----------------------------------------------------------------------------------------------------
Ratio of net investment income (loss) to average net assets  (0.47)% (0.35)% (0.39)% (0.21)%    0.13%
-----------------------------------------------------------------------------------------------------
Portfolio turnover rate                                       18.01%  30.04%  29.85%  16.73%   19.09%
-----------------------------------------------------------------------------------------------------

-------------
See footnotes on page 38.

CLASS D
--------------------------------------------------------------------------------------------------------
                                                                       YEAR ENDED DECEMBER 31,
                                                             -------------------------------------------
                                                              2007    2006    2005     2004      2003
--------------------------------------------------------------------------------------------------------
PER SHARE DATA:
--------------------------------------------------------------------------------------------------------
Net asset value, beginning of year                            $13.81  $12.31  $11.27  $ 9.82     $7.27
--------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
  Net investment income (loss)                                (0.07)  (0.05)  (0.04)  (0.02)      0.01
--------------------------------------------------------------------------------------------------------
  Net realized and unrealized gain on investments               1.20    1.55    1.08    1.47      2.55
--------------------------------------------------------------------------------------------------------
Total from investment operations                                1.13    1.50    1.04    1.45      2.56
--------------------------------------------------------------------------------------------------------
Less distributions:
  Dividends from net investment income                            --      --      --      --    (0.01)
--------------------------------------------------------------------------------------------------------
Net asset value, end of year                                  $14.94  $13.81  $12.31  $11.27     $9.82
--------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                   8.18%  12.09%   9.32%  14.77%o   35.28%
--------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
--------------------------------------------------------------------------------------------------------
Net assets, end of year (000's omitted)                      $36,039 $37,027 $34,084 $31,797   $26,477
--------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                        2.26%   2.29%   2.36%   2.37%     2.42%
--------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss) to average net assets  (0.47)% (0.35)% (0.39)% (0.20)%     0.13%
--------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                       18.01%  30.04%  29.85%  16.73%    19.09%
--------------------------------------------------------------------------------------------------------

CLASS R
--------------------------------------------------------------------------------------------------------
                                                                                                4/30/03*
                                                                 YEAR ENDED DECEMBER 31,          TO
                                                             --------------------------------  12/31/03
                                                              2007    2006    2005     2004   ----------
----------------------------------------------------------------------------------------------
PER SHARE DATA:
--------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                          $14.38  $12.76  $11.62  $10.08    $ 7.75
--------------------------------------------------------------------------------------------------------
Income from investment operations:
  Net investment income                                          --#    0.02    0.01    0.03      0.04
--------------------------------------------------------------------------------------------------------
  Net realized and unrealized gain on investments               1.25    1.60    1.13    1.51      2.37
--------------------------------------------------------------------------------------------------------
Total from investment operations                                1.25    1.62    1.14    1.54      2.41
--------------------------------------------------------------------------------------------------------
Less distributions:
  Dividends from net investment income                            --      --      --      --    (0.08)
--------------------------------------------------------------------------------------------------------
Net asset value, end of period                                $15.63  $14.38  $12.76  $11.62    $10.08
--------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                   8.69%  12.70%   9.81%  15.28%o   31.15%
--------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
--------------------------------------------------------------------------------------------------------
Net assets, end of period (000's omitted)                     $7,601  $2,506  $1,326    $731        $2
--------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                        1.76%   1.79%   1.86%   1.87%     1.85%+
--------------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets           0.03%   0.15%   0.11%   0.29%     0.66%+
--------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                       18.01%  30.04%  29.85%  16.73%    19.09%++
--------------------------------------------------------------------------------------------------------

-------------
See footnotes on page 38.

Financial Highlights

SMALLER-CAP VALUE FUND

The tables below are intended to help you understand the financial performance of the Fund's Classes for the periods presented. Certain information reflects financial results for a single share of a Class that was held throughout the periods shown. Per share amounts are calculated based on average shares outstanding. "Total return" shows the rate that you would have earned (or lost) on an investment in each class, assuming you reinvested all your dividends and capital gain distributions, if any. Total returns do not reflect any sales charges or transaction costs on your investment or taxes. If such charges, costs or taxes were reflected, total returns would have been lower. Deloitte & Touche LLP, Independent Registered Public Accounting Firm, has audited this information. Their report, along with the Fund's financial statements, is included in the Fund's Annual Report, which is available upon request.

CLASS A
--------------------------------------------------------------------------------------------------------
                                                                      YEAR ENDED DECEMBER 31,
                                                           ---------------------------------------------
                                                             2007     2006     2005     2004      2003
--------------------------------------------------------------------------------------------------------
PER SHARE DATA:
--------------------------------------------------------------------------------------------------------
Net asset value, beginning of year                           $17.67   $15.82   $16.78   $14.30    $ 9.60
--------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
  Net investment loss                                        (0.21)   (0.22)   (0.16)   (0.07)    (0.11)
--------------------------------------------------------------------------------------------------------
  Net realized and unrealized gain (loss) on investments       1.43     3.51   (0.37)     2.99      4.81
--------------------------------------------------------------------------------------------------------
Total from investment operations                               1.22     3.29   (0.53)     2.92      4.70
--------------------------------------------------------------------------------------------------------
Less distributions:
  Distributions from net realized capital gain               (2.97)   (1.44)   (0.43)   (0.44)        --
--------------------------------------------------------------------------------------------------------
Net asset value, end of year                                 $15.92   $17.67   $15.82   $16.78    $14.30
--------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                  6.26%   21.38%  (3.08)%   20.58%o   48.96%
--------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
--------------------------------------------------------------------------------------------------------
Net assets, end of year (000's omitted)                    $155,045 $168,326 $173,612 $167,173  $117,200
--------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                       1.71%    1.74%    1.76%    1.75%     1.81%
--------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets          (1.17)%  (1.27)%  (1.01)%  (0.44)%   (1.14)%
--------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                      26.51%   35.40%   25.06%   32.70%    26.48%
--------------------------------------------------------------------------------------------------------

-------------
See footnotes on page 38.

CLASS B
---------------------------------------------------------------------------------------------------
                                                                   YEAR ENDED DECEMBER 31,
                                                           ----------------------------------------
                                                            2007    2006    2005     2004    2003
---------------------------------------------------------------------------------------------------
PER SHARE DATA:
---------------------------------------------------------------------------------------------------
Net asset value, beginning of year                          $16.30  $14.79  $15.84  $13.63   $ 9.22
---------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
  Net investment loss                                       (0.32)  (0.32)  (0.26)  (0.17)   (0.21)
---------------------------------------------------------------------------------------------------
  Net realized and unrealized gain (loss) on investments      1.33    3.27  (0.36)    2.82     4.62
---------------------------------------------------------------------------------------------------
Total from investment operations                              1.01    2.95  (0.62)    2.65     4.41
---------------------------------------------------------------------------------------------------
Less distributions:
  Distributions from net realized capital gain              (2.97)  (1.44)  (0.43)  (0.44)       --
---------------------------------------------------------------------------------------------------
Net asset value, end of year                                $14.34  $16.30  $14.79  $15.84   $13.63
---------------------------------------------------------------------------------------------------
TOTAL RETURN                                                 5.47%  20.56% (3.84)%  19.61%o  47.83%
---------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
---------------------------------------------------------------------------------------------------
Net assets, end of year (000's omitted)                    $26,802 $40,562 $55,686 $92,034  $86,427
---------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                      2.46%   2.48%   2.51%   2.50%    2.56%
---------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets         (1.92)% (2.02)% (1.76)% (1.19)%  (1.89)%
---------------------------------------------------------------------------------------------------
Portfolio turnover rate                                     26.51%  35.40%  25.06%  32.70%   26.48%
---------------------------------------------------------------------------------------------------

CLASS C
---------------------------------------------------------------------------------------------------
                                                                   YEAR ENDED DECEMBER 31,
                                                           ----------------------------------------
                                                              2007    2006    2005     2004    2003
---------------------------------------------------------------------------------------------------
PER SHARE DATA:
---------------------------------------------------------------------------------------------------
Net asset value, beginning of year                          $16.30  $14.80  $15.84  $13.63   $ 9.22
---------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
  Net investment loss                                       (0.32)  (0.32)  (0.26)  (0.17)   (0.19)
---------------------------------------------------------------------------------------------------
  Net realized and unrealized gain (loss) on investments      1.33    3.26  (0.35)    2.82     4.60
---------------------------------------------------------------------------------------------------
Total from investment operations                              1.01    2.94  (0.61)    2.65     4.41
---------------------------------------------------------------------------------------------------
Less distributions:
  Distributions from net realized capital gain              (2.97)  (1.44)  (0.43)  (0.44)       --
---------------------------------------------------------------------------------------------------
Net asset value, end of year                                $14.34  $16.30  $14.80  $15.84   $13.63
---------------------------------------------------------------------------------------------------
TOTAL RETURN                                                 5.47%  20.48% (3.78)%  19.61%o  47.83%
---------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
---------------------------------------------------------------------------------------------------
Net assets, end of year (000's omitted)                    $32,206 $35,549 $37,876 $44,185  $31,832
---------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                      2.46%   2.48%   2.51%   2.50%    2.56%
---------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets         (1.92)% (2.02)% (1.76)% (1.19)%  (1.89)%
---------------------------------------------------------------------------------------------------
Portfolio turnover rate                                     26.51%  35.40%  25.06%  32.70%   26.48%
---------------------------------------------------------------------------------------------------

-------------
See footnotes on page 38.

CLASS D
---------------------------------------------------------------------------------------------------
                                                                   YEAR ENDED DECEMBER 31,
                                                           ----------------------------------------
                                                            2007    2006    2005     2004    2003
---------------------------------------------------------------------------------------------------
PER SHARE DATA:
---------------------------------------------------------------------------------------------------
Net asset value, beginning of year                          $16.31  $14.79  $15.84  $13.63   $ 9.22
---------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
  Net investment loss                                       (0.32)  (0.32)  (0.26)  (0.17)   (0.20)
---------------------------------------------------------------------------------------------------
  Net realized and unrealized gain (loss) on investments      1.32    3.28  (0.36)    2.82     4.61
---------------------------------------------------------------------------------------------------
Total from investment operations                              1.00    2.96  (0.62)    2.65     4.41
---------------------------------------------------------------------------------------------------
Less distributions:
  Distributions from net realized capital gain              (2.97)  (1.44)  (0.43)  (0.44)       --
---------------------------------------------------------------------------------------------------
Net asset value, end of year                                $14.34  $16.31  $14.79  $15.84   $13.63
---------------------------------------------------------------------------------------------------
TOTAL RETURN                                                 5.41%  20.63% (3.84)%  19.61%o  47.83%
---------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
---------------------------------------------------------------------------------------------------
Net assets, end of year (000's omitted)                    $51,010 $57,281 $55,187 $61,889  $42,763
---------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                      2.46%   2.48%   2.51%   2.50%    2.56%
---------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets         (1.92)% (2.02)% (1.76)% (1.19)%  (1.89)%
---------------------------------------------------------------------------------------------------
Portfolio turnover rate                                     26.51%  35.40%  25.06%  32.70%   26.48%
---------------------------------------------------------------------------------------------------

-------------
See footnotes on page 38.

CLASS R
------------------------------------------------------------------------------------------------------
                                                                                              4/30/03*
                                                               YEAR ENDED DECEMBER 31,          TO
                                                           --------------------------------  12/31/03
                                                            2007    2006    2005     2004   ----------
--------------------------------------------------------------------------------------------
PER SHARE DATA:
------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                        $17.53  $15.72  $16.73  $14.31    $10.27
------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
  Net investment loss                                       (0.25)  (0.26)  (0.20)  (0.11)    (0.11)
------------------------------------------------------------------------------------------------------
  Net realized and unrealized gain (loss) on investments      1.39    3.51  (0.38)    2.97      4.15
------------------------------------------------------------------------------------------------------
Total from investment operations                              1.14    3.25  (0.58)    2.86      4.04
------------------------------------------------------------------------------------------------------
Less distributions:
  Distributions from net realized capital gain              (2.97)  (1.44)  (0.43)  (0.44)        --
------------------------------------------------------------------------------------------------------
Net asset value, end of period                              $15.70  $17.53  $15.72  $16.73    $14.31
------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                 5.83%  21.27% (3.39)%  20.15%o   39.34%
------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------------
Net assets, end of period (000's omitted)                  $11,311  $4,448  $3,156  $1,903        $2
------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                      1.96%   1.99%   2.01%   2.00%     2.03%+
------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets         (1.42)% (1.52)% (1.26)% (0.69)%   (1.38)%+
------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                     26.51%  35.40%  25.06%  32.70%    26.48%++
------------------------------------------------------------------------------------------------------

-------------
 *Commencement of offering of shares.
 oExcluding the effect of payments received from Seligman, total returns for the Funds would have been as follows:

                       LARGE-CAP VALUE FUND SMALLER-CAP VALUE FUND
              ----------------------------------------------------
              Class A         15.68%                20.57%
              ----------------------------------------------------
              Class B         14.74                 19.60
              ----------------------------------------------------
              Class C         14.74                 19.60
              ----------------------------------------------------
              Class D         14.76                 19.60
              ----------------------------------------------------
              Class R         15.27                 20.14
              ----------------------------------------------------

-------------
  #Less than + or - $0.01 per share.
  +Annualized.
 ++Computed at the Fund level for the year ended December 31, 2003.

How to Contact Us


The Funds

             Write to  Corporate Communications/Investor Relations Department
                       J. & W. Seligman & Co. Incorporated
                       100 Park Avenue
                       New York, NY 10017

                Phone  Toll-free in the US (800) 221-7844
                       Outside the US (212) 850-1864

Your Regular (Non-Retirement) Account

             Write to  Shareholder Service Agent/Seligman Group of Funds
                       Seligman Data Corp.

      For investments  P.O. Box 9766
      into an account  Providence, RI 02940-9766

   For non-investment  P.O. Box 9759
            inquiries  Providence, RI 02940-9759

For matters requiring  101 Sabin St.
   overnight delivery  Pawtucket, RI 02860

                Phone  Toll-free in the US (800) 221-2450
                       Outside the US (212) 682-7600

Your Retirement Account

             Write to  Retirement Plan Services
                       Seligman Data Corp.
                       100 Park Avenue
                       New York, NY 10017

                Phone  Toll-free (800) 445-1777

  24-hour automated telephone access is available by calling (800) 622-4597 on a touchtone telephone.
   You will have instant access to price, yield, account balance, most recent transaction, and other information.

                            SELIGMAN ADVISORS, INC.
                                an affiliate of
[LOGO] J&WS
                            J. & W. SELIGMAN & CO.
                                 INCORPORATED

                               ESTABLISHED 1864
                      100 Park Avenue, New York, NY 10017

For More Information

The information below is available, without charge, upon request by calling toll-free (800) 221-2450 in the US or (212) 682-7600 outside the US. You may also call these numbers to request other information about the Fund or to make shareholder inquiries.

The Statement of Additional Information (SAI) contains additional information about the Fund. It is on file with the Securities and Exchange Commission, or SEC, and is incorporated by reference into (is legally part of) this Prospectus.

Annual/Semi-Annual Reports contain additional information about the Fund's investments. In each Fund's Annual Report, you will find a discussion of the market conditions and investment strategies that significantly affected each Fund's performance during its last fiscal year. The Fund's SAI and most recent Annual/Semi-Annual Reports are also available, free of charge, at www.seligman.com.

Information about the Fund, including the SAI, can be viewed and copied at the SEC's Public Reference Room in Washington, DC. For more information about the operation of the Public Reference Room, call (202) 551-8090. The Prospectus, SAI, Annual/Semi-Annual Reports and other information about the Fund are also available on the EDGAR Database on the SEC's internet site: www.sec.gov.

Copies of this information may also be obtained, upon payment of a duplication fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing: Securities and Exchange Commission, Public Reference Section, Washington, D.C. 20549-0102.

The website references in this Prospectus are inactive textual references and information contained in or otherwise accessible through these websites does not form a part of this Prospectus.

SEC File Number:  811-08031

                                    [GRAPHIC]

                     SUPPLEMENT DATED JULY 17, 2008 TO THE
                             CLASS I PROSPECTUSES
                   OF EACH OF THE FOLLOWING SELIGMAN FUNDS:

            Class I Prospectuses, each dated February 1, 2008, for
                     Seligman Core Fixed Income Fund, Inc.
                and Seligman TargetHorizon ETF Portfolios, Inc.

              Class I Prospectuses, each dated March 3, 2008, for
      Seligman Frontier Fund, Inc. and Seligman Global Fund Series, Inc.

               Class I Prospectuses, each dated May 1, 2008, for
       Seligman Capital Fund, Inc., Seligman Cash Management Fund, Inc., Seligman Common Stock Fund, Inc., Seligman Communications and Information
       Fund, Inc., Seligman Growth Fund, Inc., Seligman High-Yield Fund,
         Seligman Income and Growth Fund, Inc., Seligman LaSalle Real
         Estate Fund Series, Inc. and Seligman Value Fund Series, Inc.
                          (collectively, the "Funds")

Effective immediately, the following new type of Class I investor is hereby added to the Class I prospectuses of the Funds under the section entitled "How to Buy Fund Shares":

(vi) any investor approved by Seligman Advisors that makes an initial, combined investment of at least $5 million in the Class I shares of two or more Seligman mutual funds.

                                                                     PROSPECTUS
                                                                    May 1, 2008
                                                                 Class I Shares
Seligman
Value Fund Series, Inc.

A Value Approach to Seeking Long-Term Capital Appreciation

.. Large-Cap Value Fund

.. Smaller-Cap Value Fund

The Securities and Exchange Commission has neither approved nor disapproved these Funds, and it has not determined this Prospectus to be accurate or adequate. Any representation to the contrary is a criminal offense.

An investment in these Funds or any other fund cannot provide a complete investment program. The suitability of an investment in a Funds should be considered based on the investment objectives, strategies and risks described in this Prospectus, considered in light of all of the other investments in your portfolio, as well as your risk tolerance, financial goals, and time horizons. We recommend that you consult an authorized dealer or your financial advisor to determine if one or more of these Funds is suitable for you.

EQVA1 5/2008 CI


[LOGO]
SELIGMAN
INVESTMENTS
--------------------------------
EXPERIENCE . INSIGHT . SOLUTIONS

Table of Contents


     LARGE-CAP VALUE FUND

           Investment Objective........................................  1

           Principal Investment Strategies.............................  1

           Principal Risks.............................................  2

           Portfolio Holdings..........................................  3

           Past Performance............................................  4

           Fees and Expenses...........................................  6

     SMALLER-CAP VALUE FUND

           Investment Objective........................................  7

           Principal Investment Strategies.............................  7

           Principal Risks.............................................  8

           Portfolio Holdings..........................................  9

           Past Performance............................................  9

           Fees and Expenses........................................... 11

           Management.................................................. 12

     SHAREHOLDER INFORMATION

           Pricing of Fund Shares...................................... 14

           How to Buy Fund Shares...................................... 15

           How to Exchange Shares Among the Seligman Mutual Funds...... 15

           How to Sell Shares.......................................... 15

           Important Policies That May Affect Your Account............. 15

           Frequent Trading of Fund Shares............................. 16

           Dividends and Capital Gain Distributions.................... 17

           Taxes....................................................... 17

           The Seligman Mutual Funds................................... 19

     Financial Highlights.............................................. 22

     How to Contact Us................................................. 24

                        For More Information. back cover

Large-Cap Value Fund

The Fund is a separate fund of Seligman Value Fund Series, Inc. the ("Series").

Investment Objective

The Fund's investment objective is long-term capital appreciation.

Principal Investment Strategies

The Fund uses the following principal investment strategies to pursue its investment objective:

The Fund generally invests at least 80% of its net assets in the common stock of "value" companies with large market capitalization ($4 billion or more) at the time of purchase by the Fund.

The Fund uses a bottom-up stock selection approach. This means that the investment manager concentrates on individual company fundamentals, rather than on a particular industry. In selecting investments, the investment manager seeks to identify value companies that it believes display certain characteristics, including but not limited to, one or more of the following:

..  a low price-to-earnings and/or low price-to-book ratio;

..  positive change in senior management;

..  positive corporate restructuring;

..  temporary setback in price due to factors that no longer exist;

..  a positive shift in the company's business cycle; and/or

..  a catalyst for increase in the rate of the company's earnings growth.


  VALUE COMPANIES:

  Those companies believed by the investment manager to be undervalued, either historically, by the market, or by their peers.



The Fund generally holds a small number of securities because the investment manager believes doing so allows it to adhere to its disciplined value investment approach. The investment manager maintains close contact with the management of each company in which the Fund invests or the third-party analysts covering such companies, and continually monitors Fund holdings, remaining sensitive to overvaluation and deteriorating fundamentals.

The Fund generally sells a stock if the investment manager believes it has become fully valued, its fundamentals have deteriorated, or ongoing evaluation reveals that there are more attractive investment opportunities available.

Although the Fund invests primarily in common stocks of domestic issuers, it may also invest in other equity-related securities of domestic issuers, including preferred stock, stock convertible into or exchangeable for such securities, and common stock purchase rights and warrants. The Fund may also invest in American Depositary Receipts ("ADRs"). ADRs are publicly traded instruments generally issued by domestic banks or trust companies that represent a security of a foreign issuer. ADRs are quoted and settled in US dollars. The Fund uses the same criteria in evaluating these securities as it does for common stocks.

The Fund may invest up to 15% of its net assets in illiquid securities (i.e., securities that cannot be readily sold) and may invest up to 10% of its total assets directly in foreign securities. The limit on foreign securities does not include ADRs, or commercial paper and certificates of deposit issued by foreign banks. The Fund may also purchase put options in an attempt to hedge against a decline in the price of securities it holds in its portfolio. A put option gives the Fund the right to sell an underlying security at a particular price during a fixed period. The Fund generally does not invest a significant amount of its assets, if any, in illiquid securities, foreign securities, or put options.

The Fund may also invest up to 10% of its assets in exchange-traded funds ("ETFs"). ETFs are traded, like individual stocks, on an exchange, but they represent baskets of securities that seek to track the performance of certain indices. The indices include not only broad-market indices but more specific indices as well, including those relating to particular sectors, countries and regions. The Fund may invest in ETFs for short-term cash management purposes or as part of its overall investment strategy.

The Fund may, from time to time, take temporary defensive positions that are inconsistent with its principal strategies in seeking to minimize extreme volatility caused by adverse market, economic, political, or other conditions. This could prevent the Fund from achieving its objective.

The Fund's investment objective may be changed only with shareholder approval. The principal investment strategies may be changed without shareholder approval. Any changes to these strategies, however, must be approved by the Fund's Board of Directors. Shareholders will be provided with at least 60 days prior written notice of any change to the "80%" investment policy described in the second paragraph under "Principal Investment Strategies."

The Fund's Board of Directors may change the parameters by which large market capitalization is defined if it concludes such a change is appropriate.

There is no guarantee that the Fund will achieve its objective.

Principal Risks

Stock prices fluctuate. Therefore, as with any fund that invests in stocks, the Fund's net asset value will fluctuate, especially in the short term. You may experience a decline in the value of your investment and you could lose money if you sell your shares at a price lower than you paid for them.

The stocks of large companies periodically experience periods of volatility. During these volatile periods, the value of large company stocks has periodically declined. To the extent large company stocks were to experience similar declines in the future, the Fund's performance would be adversely impacted.

Value stocks involve the risk that they may never reach what the investment manager believes is their full market value either because the market fails to recognize the stock's intrinsic worth or the investment manager misgauged that worth. They also may decline in price, even though in theory they are already undervalued. Because different types of stocks tend to shift in and out of favor depending on market and economic conditions, the Fund's performance may sometimes be lower or higher than that of other types of funds (such as those emphasizing growth stocks).

The Fund holds a small number of securities. Consequently, if one or more of the securities held in its portfolio declines in value or underperforms relative to the market, it may have a greater impact on the Fund's performance than if the Fund held a larger number of securities. The Fund may experience more volatility, especially over the short term, than a fund with a greater number of holdings.

The Fund may not invest 25% or more of its total assets in securities of companies in any one industry. However, the Fund may invest a substantial percentage of its assets in certain industries or economic sectors believed to offer good investment opportunities. To the extent that an industry or economic sector in which the Fund is invested falls out of favor, the Fund's performance may be negatively affected. This effect may be heightened because the Fund holds a smaller number of securities.

The Fund's performance may be affected by the broad investment environment in the US or international securities markets, which is influenced by, among other things, interest rates, inflation, politics, fiscal policy, and current events.

Foreign securities, illiquid securities, or derivatives (including options, rights, and warrants) in the Fund's portfolio involve higher risk and may subject the Fund to higher price volatility. Investing in securities of foreign issuers involves risks not associated with US investments, including currency fluctuations, local withholding and other taxes, different financial reporting practices and regulatory standards, high costs of trading, changes in political conditions, expropriation, investment and repatriation restrictions, and settlement and custody risks. Option transactions can involve a high degree of risk, including the possibility of a total loss of the amount invested or more. When options are purchased in the over-the-counter markets, there are additional risks, such as counterparty and liquidity risks.

If the Fund invests in ETFs, shareholders would bear not only the Fund's expenses (including operating expenses and management fees), but also similar expenses of the ETFs, and the Fund's return will therefore be lower. To the extent the Fund invests in ETFs, the Fund is exposed to the risks associated with the underlying investments of the ETFs and the Fund's performance may be negatively affected if the value of those underlying investments declines.

There are special risks associated with investing in preferred stocks and securities convertible into common stocks. Preferred stocks may be subject to, among other things, deferral of distribution payments, involuntary redemptions, subordination to bonds and other debt instruments of the issuer, a lack of liquidity relative to other securities such as common stocks, and limited voting rights. The market value of securities convertible into common stocks tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stock.

The Fund may invest a portion of its net assets in debt securities, which may be subject to changes in interest rates, the creditworthiness of the issuers, unanticipated prepayment, and the decline of the bond market in general.

An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

WEBSITE REFERENCES

The website references in this Prospectus are inactive textual references and information contained in or otherwise accessible through these websites does not form a part of this Prospectus.

Portfolio Holdings

A description of the Series' policies and procedures with respect to the disclosure of the Fund's portfolio securities is available in the Series' Statement of Additional Information.

Past Performance

The following performance information provides some indication of the risks of investing in the Fund by showing how the performance of Class I shares has varied from year to year and how the performance of Class I shares compares with four measures of performance.

It is designed to assist you in comparing the returns of the Fund with the returns of other mutual funds. How the Fund has performed in the past (before and after taxes), however, is not necessarily an indication of how the Fund will perform in the future.

Both the bar chart below and the table on the following page assume that all dividends and capital gain distributions, if any, were reinvested. Class I shares are not subject to any sales charges. The investment manager, at its discretion, reimbursed certain expenses of Class I shares in 2001 and 2002. Absent such reimbursement, returns that include these years would have been lower.

After-tax returns are calculated using the highest historical individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts (IRAs). The returns after taxes on distributions and sale of Fund shares may be greater than other returns presented for the same periods due to tax benefits from losses realized on the sale of the Fund shares.

CLASS I ANNUAL TOTAL RETURNS - CALENDAR YEARS

                                    [CHART]



             Best quarter return: 21.71% - quarter ended 6/30/03.

            Worst quarter return: (25.19)% - quarter ended 9/30/02.

AVERAGE ANNUAL TOTAL RETURNS - PERIODS ENDED 12/31/07

                                                                             SINCE
                                                              ONE   FIVE   INCEPTION
                                                              YEAR  YEARS  11/30/01
------------------------------------------------------------------------------------
CLASS I
------------------------------------------------------------------------------------
Return before taxes                                           9.62% 17.09%   7.42%
------------------------------------------------------------------------------------
Return after taxes on distributions                           9.61  16.92    7.19
------------------------------------------------------------------------------------
Return after taxes on distributions and sale of Fund shares   6.26  15.00    6.31
------------------------------------------------------------------------------------
RUSSELL 1000 VALUE INDEX*                                    (0.17) 14.62    9.22
------------------------------------------------------------------------------------
S&P 500 INDEX*                                                5.50  12.81    6.13
------------------------------------------------------------------------------------
LIPPER LARGE-CAP VALUE FUNDS AVERAGE*                         2.25  13.09    7.18
------------------------------------------------------------------------------------
LIPPER MULTI-CAP VALUE FUNDS AVERAGE*                         0.08  13.72    8.18
------------------------------------------------------------------------------------

-------------
* The Lipper Large-Cap Value Funds Average, the Lipper Multi-Cap Value Funds Average, the Russell 1000 Value Index and the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index") are unmanaged benchmarks that assume the reinvestment of all distributions, if any. The Lipper Large-Cap Value Funds Average and the Lipper Multi-Cap Value Funds Average do not reflect any fees, sales charges or taxes, and the Russell 1000 Value Index and S&P 500 Index do not reflect any expenses, fees, sales charges or taxes. The Russell 1000 Value Index measures the performance of those Russell 1000 companies (large-cap value segment of the US equity universe) with lower price-to-book ratios and lower forecasted growth values, as determined by the Frank Russell Company. The S&P 500 Index measures the performance of 500 of the largest US companies based on market capitalization. The Lipper Large-Cap Value Funds Average measures the performance of funds that, by portfolio practice, invest at least 75% of their equity assets in companies with market capitalizations (on a three-year weighted basis) greater than 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the S&P SuperComposite 1500 Index ($16.0 billion at December 31, 2007). Large-cap value funds typically have a below-average price-to-earnings ratio, price-to-book ratio, and three-year sales-per-share growth value, compared to the S&P 500 Index. The Lipper Multi-Cap Value Funds Average measures the performance of funds that, by portfolio practice, invest in a variety of market capitalization ranges without concentrating 75% of their equity assets in any one market capitalization range over an extended period of time. Multi-cap value funds typically have 25% to 75% of their assets invested in companies with market capitalizations (on a three-year weighted basis) greater than 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the S&P SuperComposite 1500 Index ($16.0 billion as of December 31, 2007). Multi-cap value funds typically have a below-average price-to-earnings ratio, price-to-book ratio and three-year sales-per-growth value compared to the S&P SuperComposite 1500 Index. Lipper currently classifies the Fund as a Multi-Cap Value Fund. Investors cannot invest directly in an average or an index.

Fees and Expenses

The table below summarizes the fees and expenses that you may pay as a shareholder of the Fund. Annual fund operating expenses are deducted from Fund assets and are therefore paid indirectly by you and other shareholders of the Fund.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)
-----------------------------------------------------------------------------------
Maximum Sales Charge (Load) on Purchases                                       none
-----------------------------------------------------------------------------------
  Maximum Contingent Deferred Sales Charge (Load) (CDSC) on Redemptions        none
-----------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)
-----------------------------------------------------------------------------------
(as a percentage of average net assets)
-----------------------------------------------------------------------------------
Management Fees                                                               0.80%
-----------------------------------------------------------------------------------
Distribution and/or Service (12b-1) Fees                                      none
-----------------------------------------------------------------------------------
Other Expenses                                                                0.15%
-----------------------------------------------------------------------------------
Total Annual Fund Operating Expenses                                          0.95%
-----------------------------------------------------------------------------------

EXAMPLE

This example is intended to help you compare the costs of investing in the Fund with the costs of investing in other mutual funds. It assumes (1) you invest $10,000 in the Fund for each period and then sell all of your shares at the end of that period, (2) your investment has a 5% return each year, and (3) the Fund's total annual operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                             1 YEAR 3 YEARS 5 YEARS 10 YEARS
                    ----------------------------------------
                    Class I   $97    $303    $525    $1,166
                    ----------------------------------------


MANAGEMENT FEES:
Fees paid out of Fund assets to the investment manager to compensate it for managing the Fund.

OTHER EXPENSES:
Miscellaneous expenses of running the Fund, including such things as shareholder account services, registration, custody, auditing and legal fees.

Smaller-Cap Value Fund

The Fund is a separate fund of the Series.

Investment Objective

The Fund's investment objective is long-term capital appreciation.

Principal Investment Strategies

The Fund uses the following principal investment strategies to pursue its investment objective:

The Fund generally invests at least 80% of its net assets in the common stock of "value" companies with smaller market capitalization ($3 billion or less) at the time of purchase by the Fund.

The Fund uses a bottom-up stock selection approach. This means that the investment manager concentrates on individual company fundamentals, rather than on a particular industry. In selecting investments, the investment manager seeks to identify value companies that it believes display certain characteristics, including but not limited to, one or more of the following:

..  a low price-to-earnings and/or low price-to-book ratio;

..  positive change in senior management;

..  positive corporate restructuring;

..  temporary setback in price due to factors that no longer exist;

..  a positive shift in the company's business cycle; and/or

..  a catalyst for increase in the rate of the company's earnings growth.


  VALUE COMPANIES:

  Those companies believed by the investment manager to be undervalued, either historically, by the market, or by their peers.



The Fund generally holds a small number of securities because the investment manager believes doing so allows it to adhere to its disciplined value investment approach. The investment manager maintains close contact with the management of each company in which the Fund invests or the third-party analysts covering such companies, and continually monitors Fund holdings, remaining sensitive to overvaluation and deteriorating fundamentals.

The Fund generally sells a stock if the investment manager believes it has become fully valued, its fundamentals have deteriorated, or ongoing evaluation reveals that there are more attractive investment opportunities available.

Although the Fund invests primarily in common stocks of domestic issuers, it may also invest in other equity-related securities of domestic issuers, including preferred stock, stock convertible into or exchangeable for such securities, and common stock purchase rights and warrants. The Fund may also invest in American Depositary Receipts ("ADRs"). ADRs are publicly traded instruments generally issued by domestic banks or trust companies that represent a security of a foreign issuer. ADRs are quoted and settled in US dollars. The Fund uses the same criteria in evaluating these securities as it does for common stocks.

The Fund may invest up to 15% of its net assets in illiquid securities (i.e., securities that cannot be readily sold) and may invest up to 10% of its total assets directly in foreign securities. The limit on foreign securities does not include ADRs, or commercial paper and certificates of deposit issued by foreign banks. The Fund may also purchase put options in an attempt to hedge against a decline in the price of securities it holds in its portfolio. A put option gives the Fund the right to sell an underlying security at a particular price during a fixed period. The Fund generally does not invest a significant amount of its assets, if any, in illiquid securities, foreign securities, or put options.

The Fund may also invest up to 10% of its assets in exchange-traded funds ("ETFs"). ETFs are traded, like individual stocks, on an exchange, but they represent baskets of securities that seek to track the performance of certain indices. The indices include not only broad-market indices but more specific indices as well, including those relating to particular sectors countries and regions. The Fund may invest in ETFs for short-term cash management purposes or as part of its overall investment strategy.

The Fund may, from time to time, take temporary defensive positions that are inconsistent with its principal strategies in seeking to minimize extreme volatility caused by adverse market, economic, political, or other conditions. This could prevent the Fund from achieving its objective.

The Fund's investment objective may be changed only with shareholder approval. The principal investment strategies may be changed without shareholder approval. Any changes to these strategies, however, must be approved by the Fund's Board of Directors. Shareholders will be provided with at least 60 days prior written notice of any change to the "80%" investment policy described in the second paragraph under "Principal Investment Strategies."

The Fund's Board of Directors may change the parameters by which small market capitalization is defined if it concludes such a change is appropriate.

There is no guarantee that the Fund will achieve its objective.

Principal Risks

Stock prices fluctuate. Therefore, as with any fund that invests in stocks, the Fund's net asset value will fluctuate, especially in the short term. You may experience a decline in the value of your investment and you could lose money if you sell your shares at a price lower than you paid for them.

Investments in smaller companies typically involve greater risks than investments in larger companies. Small company stocks, as a whole, may experience larger price fluctuations than large company stocks or other types of investments. Small companies tend to have shorter operating histories and may have less experienced management and limited product lines, markets, and financial or managerial resources.

Value stocks involve the risk that they may never reach what the investment manager believes is their full market value either because the market fails to recognize the stock's intrinsic worth or the investment manager misgauged that worth. They also may decline in price, even though in theory they are already undervalued. Because different types of stocks tend to shift in and out of favor depending on market and economic conditions, the Fund's performance may sometimes be lower or higher than that of other types of funds (such as those emphasizing growth stocks).

The Fund holds a small number of securities. Consequently, if one or more of the securities held in its portfolio declines in value or underperforms relative to the market, it may have a greater impact on the Fund's performance than if the Fund held a larger number of securities. The Fund may experience more volatility, especially over the short term, than a fund with a greater number of holdings.

The Fund may not invest 25% or more of its total assets in securities of companies in any one industry. However, the Fund may invest a substantial percentage of its assets in certain industries or economic sectors believed to offer good investment opportunities. If an industry or economic sector in which the Fund is invested falls out of favor, the Fund's performance may be negatively affected. This effect may be heightened because the Fund holds a smaller number of securities.

The Fund's performance may be affected by the broad investment environment in the US or international securities markets, which is influenced by, among other things, interest rates, inflation, politics, fiscal policy, and current events.

Foreign securities, illiquid securities, or derivatives (including options, rights, and warrants) in the Fund's portfolio involve higher risk and may subject the Fund to higher price volatility. Investing in securities of foreign issuers involves risks not associated with US investments, including currency fluctuations, local withholding and other taxes, different financial reporting practices and regulatory standards, high costs of trading, changes in political conditions, expropriation, investment and repatriation restrictions, and settlement and custody risks. Option transactions can involve a high degree of risk, including the possibility of a total loss of the amount invested or more. When options are purchased in the over-the-counter markets, there are additional risks, such as counterparty and liquidity risks.

If the Fund invests in ETFs, shareholders would bear not only the Fund's expenses (including operating expenses and management fees), but also similar expenses of the ETFs, and the Fund's return will therefore be lower. To the extent the Fund invests in ETFs, the Fund is exposed to the risks associated with the underlying investments of the ETFs and the Fund's performance may be negatively affected if the value of those underlying investments declines.

There are special risks associated with investing in preferred stocks and securities convertible into common stocks. Preferred stocks may be subject to, among other things, deferral of distribution payments, involuntary redemptions, subordination to bonds and other debt instruments of the issuer, a lack of liquidity relative to other securities such as common stocks, and limited voting rights. The market value of securities convertible into common stocks tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stock.

The Fund may invest a portion of its net assets in debt securities, which may be subject to changes in interest rates, the creditworthiness of the issuers, unanticipated prepayment, and the decline of the bond market in general.

An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

WEBSITE REFERENCES

The website references in this Prospectus are inactive textual references and information contained in or otherwise accessible through these websites does not form a part of this Prospectus.

Portfolio Holdings

A description of the Series' policies and procedures with respect to the disclosure of the Fund's portfolio securities is available in the Series' Statement of Additional Information.

Past Performance

The performance information on the following page provides some indication of the risks of investing in the Fund by showing how the performance of Class I shares has varied from year to year and how the performance of Class I shares compares with three measures of performance.

The following performance information is designed to assist you in comparing the returns of the Fund with the returns of other mutual funds. How the Fund has performed in the past (before and after taxes), however, is not necessarily an indication of how the Fund will perform in the future.

Both the bar chart and the table assume that all dividends and capital gain distributions, if any, were reinvested. Class I shares are not subject to any sales charges. The investment manager, at its discretion, reimbursed certain expenses of Class I shares in 2001 and 2002. Absent such reimbursement, returns that include these years would have been lower.

After-tax returns are calculated using the highest historical individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts (IRAs). The returns after taxes on distributions and sale of Fund shares may be greater than other returns presented for the same periods due to tax benefits from losses realized on the sale of Fund shares.

CLASS I ANNUAL TOTAL RETURNS - CALENDAR YEARS

                                    [CHART]



             Best quarter return: 25.27% - quarter ended 6/30/03.

            Worst quarter return: (20.66)% - quarter ended 9/30/02.

AVERAGE ANNUAL TOTAL RETURNS - PERIODS ENDED 12/31/07

                                                                             SINCE
                                                              ONE   FIVE   INCEPTION
                                                              YEAR  YEARS  11/30/01
------------------------------------------------------------------------------------
CLASS I
------------------------------------------------------------------------------------
Return before taxes                                           6.85% 18.23%   12.52%
------------------------------------------------------------------------------------
Return after taxes on distributions                           4.05  17.14    11.67
------------------------------------------------------------------------------------
Return after taxes on distributions and sale of Fund shares   7.46  16.00    10.94
------------------------------------------------------------------------------------
RUSSELL 2000 VALUE INDEX*                                    (9.78) 15.79    11.66
------------------------------------------------------------------------------------
LIPPER SMALL-CAP CORE FUNDS AVERAGE*                         (1.00) 15.47    10.56
------------------------------------------------------------------------------------
LIPPER SMALL-CAP VALUE FUNDS AVERAGE*                        (5.54) 14.94    11.01
------------------------------------------------------------------------------------

-------------
* The Russell 2000 Value Index, the Lipper Small-Cap Value Funds Average and the Lipper Small-Cap Core Funds Average are unmanaged benchmarks that assume the reinvestment of all distributions, if any. The Lipper Small-Cap Value Funds Average and the Lipper Small-Cap Core Funds Average do not reflect any fees, sales charges or taxes, and the Russell 2000 Value Index does not reflect any expenses, fees, sales charges or taxes. The Russell 2000 Value Index measures the performance of those Russell 2000 companies (small-cap value segment of the US equity universe) with lower price-to-book ratios and lower forecasted growth values, as determined by the Frank Russell Company. Each of the Lipper Small-Cap Value Funds Average and the Lipper Small-Cap Core Funds Average measure the performance of funds that, by portfolio practice, invest at least 75% of their equity assets in companies with market capitalizations (on a three-year weighted basis) less than 250% of the dollar-weighted median of the smallest 500 of the middle 1,000 securities of the S&P SuperComposite 1500 Index ($3.6 billion as of December 31, 2007). Small-cap core funds have more latitude in the companies in which they invest. These funds typically have an average price-to-earnings ratio, price-to-book ratio and three-year sales-per-share growth value compared to the S&P SmallCap 600 Index. Small-cap value funds typically have a below-average price-to-earnings ratio, price-to-book ratio and three-year sales-per-share growth value compared to the S&P SmallCap 600 Index. As of the date of this Prospectus, Lipper classifies the Fund as a Small-Cap Core Fund. Investors cannot invest directly in an average or an index.

Fees and Expenses

The table below summarizes the fees and expenses that you may pay as a shareholder of the Fund. Annual fund operating expenses are deducted from Fund assets and are therefore paid indirectly by you and other shareholders of the Fund.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)
-----------------------------------------------------------------------------------
Maximum Sales Charge (Load) on Purchases                                       none
-----------------------------------------------------------------------------------
  Maximum Contingent Deferred Sales Charge (Load) (CDSC) on Redemptions        none
-----------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)
-----------------------------------------------------------------------------------
(as a percentage of average net assets)
-----------------------------------------------------------------------------------
Management Fees                                                               1.00%
-----------------------------------------------------------------------------------
Distribution and/or Service (12b-1) Fees                                       none
-----------------------------------------------------------------------------------
Other Expenses                                                                0.15%
-----------------------------------------------------------------------------------
Total Annual Fund Operating Expenses                                          1.15%
-----------------------------------------------------------------------------------

EXAMPLE

This example is intended to help you compare the costs of investing in the Fund with the costs of investing in other mutual funds. It assumes (1) you invest $10,000 in the Fund for each period and then sell all of your shares at the end of that period, (2) your investment has a 5% return each year, and (3) the Fund's total annual operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                               1 YEAR 3 YEARS 5 YEARS 10 YEARS
--------------------------------------------------------------
CLASS I                         $117   $365    $633    $1,398
--------------------------------------------------------------


MANAGEMENT FEES:
Fees paid out of Fund assets to the investment manager to compensate it for managing the Fund.

OTHER EXPENSES:
Miscellaneous expenses of running the Fund, including such things as shareholder account services, registration, custody, auditing and legal fees.

Management

The Board of Directors provides broad supervision over the affairs of each Fund.

J. & W. Seligman & Co. Incorporated ("Seligman"), 100 Park Avenue, New York, New York 10017, is the investment manager of each Fund. Seligman manages the investment of each Fund's assets, including making purchases and sales of portfolio securities consistent with each Fund's investment objective and strategies, and administers each Fund's business and other affairs.

Established in 1864, Seligman currently serves as manager to 22 US registered investment companies, which offer 59 investment portfolios with approximately $10.1 billion in assets as of March 31, 2008. Seligman also provides investment management or advice to institutional or other accounts having an aggregate value at March 31, 2008 of approximately $7.8 billion.

Each Fund pays Seligman a fee for its services. The management fee is based on a percentage of each Fund's average daily net assets. For the year ended December 31, 2007, the management fee paid by the Large-Cap Value Fund to Seligman was equal to an annual rate of 0.80% of the Fund's average daily net assets. For the same period, the management fee paid by the Smaller-Cap Value Fund to Seligman was equal to an annual rate of 1.00% of the Fund's average daily net assets.

A discussion regarding the basis for the Series' Board of Directors' approval of the continuance of the investment management agreement between the Series (on behalf of each Fund) and Seligman is available in the Series' Annual Report, dated December 31, 2007.

PORTFOLIO MANAGEMENT

The Funds are managed by Seligman's Value Team, headed by Mr. Neil T. Eigen. Mr. Eigen has been head of the Value Team since he joined Seligman in 1997. Mr. Eigen, a Director and Managing Director of Seligman and Director of Seligman Advisors Inc. ("Seligman Advisors") and Seligman Services Inc., is Vice President of Seligman Value Fund Series, Inc. and Co-Portfolio Manager of each Fund. Mr. Eigen is also Vice President of Seligman Portfolios, Inc. and Co-Portfolio Manager of its Seligman Large- Cap Value Portfolio and Seligman Smaller-Cap Value Portfolio.

Mr. Richard S. Rosen, a Managing Director of Seligman, is Vice President of Seligman Value Fund Series, Inc. and Co-Portfolio Manager of each Fund. Mr. Rosen is Vice President of Seligman Portfolios, Inc. and Co-Portfolio Manager of its Seligman Large-Cap Value Portfolio and Seligman Smaller-Cap Value Portfolio. Mr. Rosen joined Seligman in 1997 as a member of the Value Team.

Mr. Eigen and Mr. Rosen each have decision making authority with respect to the investments of the Funds, although, as team leader of the Value Team, Mr. Eigen typically makes the final decision with respect to investments made by the Funds.

The Series' Statement of Additional Information provides additional information about the compensation of the individuals named above (the "Portfolio Managers"), other accounts managed by the Portfolio Managers and each Portfolio Manager's ownership of securities of each Fund.


AFFILIATES OF SELIGMAN:
Seligman Advisors, Inc.:
The Funds' distributor; responsible for accepting orders for purchases and sales of Fund shares.

Seligman Services, Inc.:
A limited purpose broker/dealer; acts as the broker/dealer of record for shareholder accounts that do not have a designated broker or financial advisor.

Seligman Data Corp. ("SDC"):
The Funds' shareholder service agent; provides shareholder account services to the Funds at cost.

REGULATORY MATTERS

In late 2003, J. & W. Seligman & Co. Incorporated (Seligman) conducted an extensive internal review concerning mutual fund trading practices. Seligman's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies managed by Seligman (the "Seligman Funds"); this arrangement was in the process of being closed down by Seligman before September 2003. Seligman identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, Seligman, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. Seligman also provided information concerning mutual fund trading practices to the Securities and Exchange Commission (the "SEC") and the Office of the Attorney General of the State of New York ("NYAG").

In September 2005, the New York staff of the SEC indicated that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against Seligman and Seligman Advisors relating to frequent trading in the Seligman Funds. Seligman responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that Seligman had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds.

In September 2006, the NYAG commenced a civil action in New York State Supreme Court against Seligman, Seligman Advisors, SDC and Brian T. Zino (collectively, the "Seligman Parties"), alleging, in substance, that, in addition to the four arrangements noted above, the Seligman Parties permitted other persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies managed by Seligman is and has been misleading. The NYAG included other related claims and also claimed that the fees charged by Seligman to the Seligman Funds were excessive. The NYAG is seeking damages of at least $80 million and restitution, disgorgement, penalties and costs and injunctive relief. The Seligman Parties answered the complaint in December 2006 and believe that the claims are without merit.

Any resolution of these matters may include the relief noted above or other sanctions or changes in procedures. Any damages would be paid by Seligman and not by the Seligman Funds. If the NYAG obtains injunctive relief, Seligman and its affiliates could, in the absence of the SEC in its discretion granting exemptive relief, be enjoined from providing advisory and underwriting services to the Seligman Funds and other registered investment companies.

Seligman does not believe that the foregoing legal action or other possible actions will have a material adverse impact on Seligman or its clients, including the Seligman Funds and other investment companies managed by it; however, there can be no assurance of this or that these matters and any related publicity will not affect demand for shares of the Seligman Funds and such other investment companies or have other adverse consequences.

Shareholder Information

After the close of business on May 16, 2008, each Fund will offer five Classes of shares. Only Class I shares are offered by this Prospectus. The Fund's Board of Directors believes that no conflict of interest currently exists among the Fund's Classes of shares. On an ongoing basis, the Directors, in the exercise of their fiduciary duties under the Investment Company Act of 1940 and applicable state law, will seek to ensure that no such conflict arises.

Seligman (as well as the Funds' distributor) may provide cash payments out of its own resources to financial intermediaries that sell shares of the Funds or otherwise provide services to the Funds. For more details regarding such payments, please consult the Series' Statement of Additional Information.

Pricing of Fund Shares

When you buy or sell shares of a Fund, you do so at the applicable Class's net asset value ("NAV") next calculated after Seligman Advisors or SDC, as the case may be, accepts your request. However, in some cases, the Series has authorized certain financial intermediaries (and other persons designated by such financial intermediaries) to receive purchase and redemption orders on behalf of the Funds. In such instances, customer orders will be priced at the Class's NAV next calculated after the authorized financial intermediary (or other persons designated by such financial intermediary) receives the request. However, Seligman Advisors may reject any request to purchase shares under the circumstances discussed later in this Prospectus under the captions "Important Policies That May Affect Your Account" and "Frequent Trading of Fund Shares." Authorized financial intermediaries or their designees are responsible for forwarding your order in a timely manner. Class I shares are not subject to any initial or contingent sales charges or distribution expenses.

  NAV: Computed separately for each Class by dividing that Class's share of the net assets of the Fund (i.e., its assets less liabilities) by the total number of outstanding shares of the Class

If your buy or sell order is received by an authorized financial intermediary or its designee after the close of regular trading on the New York Stock Exchange ("NYSE"), the order will be executed at the Class's NAV calculated as of the close of regular trading on the next NYSE trading day. When you sell shares, you receive the Class's per share NAV.

The NAV of each Fund's shares is determined each day, Monday through Friday, on days that the NYSE is open for trading.

Securities owned by the Funds are valued at current market prices. If Seligman concludes that the most recently reported (or closing) price of a security held by a Fund is no longer valid or reliable, or such price is otherwise unavailable, Seligman will value the security at its fair value as determined in accordance with policies and procedures approved by the Series' Board of Directors. The value of a security held by a Fund could be so determined in the event of, among other things, natural disasters, acts of terrorism, market disruptions, intra-day trading halts or extreme market volatility. The determination of fair value involves subjective judgments. As a result, using fair value to price a security may result in a price materially different from the prices used by other mutual funds to determine net asset value or the price that may be realized upon the actual sale of the security.

How to Buy Fund Shares

Class I shares are not subject to any initial or contingent deferred sales charges or distribution expenses. This Class, however, is only offered to certain types of investors. Class I shares may be purchased only by (i) a "qualified tuition program" (within the meaning of Section 529 of the Internal Revenue Code) approved by Seligman Advisors, (ii) certain qualified employee benefit plans offered to employees of Seligman and its affiliates and SDC,
(iii) any qualified or non-qualified employee benefit plan or arrangement ("Benefit Plan") with over $200 million in assets that is approved by Seligman Advisors, (iv) with respect to a specific Seligman fund in the Seligman Group of Funds, any Benefit Plan or other investor that makes an initial investment of $3,000,000 or more in Class I shares of that Seligman fund and (v) any Benefit Plan with at least $25 million in assets purchasing Class I shares through a financial intermediary that has been authorized by Seligman Advisors to offer Class I shares pursuant to a written agreement. Each eligible investor is required to have a single account and trade electronically with SDC either through the electronic trading platform operated by the National Securities Clearing Corporation (NSCC) or other electronic means acceptable to SDC. Benefit Plans that have the same sponsor (or sponsors affiliated with one another) ("Affiliated Benefit Plans") may aggregate their investments for determining eligibility to invest in Class I shares. However, any Benefit Plan not otherwise eligible on its own to invest in Class I shares must place orders for shares of a Seligman fund through a single account maintained for the benefit of its Affiliated Benefit Plans.

To make your initial investment in a Fund, an account must be established with SDC.

How to Exchange Shares Among the Seligman Mutual Funds

You may sell Fund shares to buy shares of the same Class of another Seligman mutual fund, or you may sell shares of another Seligman mutual fund to buy Fund shares. Class I shares may not be offered by every Seligman mutual fund. Please consult the relevant fund's current prospectus to determine if it offers Class I shares. Exchanges will be made at each fund's respective NAV. Exchanges generally must be requested in writing and received by Seligman Advisors or SDC by 4:00 p.m. Eastern time to receive that day's NAV.

How to Sell Shares

Shares of the Funds can be redeemed in the same manner that shares can be purchased, as described under the heading "How to Buy Fund Shares." SDC will send proceeds from a sale by means agreed on between each institutional shareholder and SDC. Sales handled by an authorized dealer or financial advisor generally must follow the same procedure. The Funds do not charge any fees or expenses for a sale handled by an authorized dealer or financial advisor, but the dealer or financial advisor may charge a service fee. SDC may require additional documents to sell Fund shares. Under unusual circumstances, the Funds may suspend redemptions, or postpone payment for more than seven days, as permitted by federal securities law.

Important Policies That May Affect Your Account

To protect you and other shareholders, each Fund reserves the right to

..  Refuse any request to buy shares of a Fund;

..  Reject any request received by telephone;

.. Close your account if it does not have a certified taxpayer identification number (this is your social security number for individuals);

.. Request additional information or close your account to the extent required or permitted by applicable law or regulations, including those relating to the prevention of money laundering; and

.. Close your account if your account remains below $250,000 for a period of at least six months.

Frequent Trading of Fund Shares

As a matter of policy, each Fund discourages frequent trading of its shares. In this regard, the Board of Directors of the Series, has adopted written policies and procedures that, subject to the limitations set forth below, are designed to deter frequent trading that may be disruptive to the management of a Fund's portfolio. If a Fund, Seligman Advisors (the Funds' distributor), or SDC (the Funds' shareholder service agent) (referred to collectively below as the "Seligman Entities") determine that you have exchanged more than twice to and from the same Fund in any three-month period, you will not be permitted to engage in further exchange activity in such Fund for 90 days. The Seligman Entities may under certain circumstances also refuse initial or additional purchases of a Fund's shares by any person for any reason, including if that person is believed to be engaging, or suspected of engaging, in trading of fund shares in excess of the guidelines noted above (excluding purchases via a direct deposit through an automatic payroll deduction program or purchases by the funds of Seligman Asset Allocation Series, Inc. in the ordinary course of implementing their asset allocation strategies). In addition, the Seligman Entities may under certain circumstances refuse to accept exchange requests for accounts of any person that has had a previous pattern (even if involving a different fund in the Seligman Group) of trading in excess of the guidelines noted above. Furthermore, if you purchase shares of a Fund through a financial intermediary, your ability to purchase or exchange shares of such Fund could be limited if your account is associated with a person (e.g., broker or financial advisor) previously identified by the Seligman Entities as engaging in trading activity in excess of the guidelines noted above. The Funds' policies do not permit exceptions to be granted, and the policies are, to the extent possible, applied uniformly to all accounts where beneficial ownership has been ascertained.

Shareholders and their financial intermediaries seeking to engage in excessive trading practices may deploy a variety of strategies to avoid detection, and, despite the efforts of the Seligman Entities to prevent excessive trading, there is no guarantee that the Seligman Entities will be able to identify such shareholders or curtail their trading practices. The ability of the Seligman Entities to detect and curtail excessive trading practices may also be limited by operational systems and technological limitations and hindered by financial intermediaries purposefully or unwittingly facilitating these practices. In addition, each Fund receives purchase, exchange and redemption orders through financial intermediaries, some of whom hold shares through omnibus accounts, and the Seligman Entities will not, under most circumstances, know of or be able to reasonably detect excessive trading which may occur through these financial intermediaries. Omnibus account arrangements and their equivalents (e.g., bank trust accounts and retirement plans) are a common form of holding shares of funds by many brokers, banks and retirement plan administrators. These arrangements often permit the financial intermediary to aggregate many client transactions and ownership positions and provide each Fund with combined purchase and redemption orders. In these circumstances, the Seligman Entities may not know the identity of particular shareholders or beneficial owners or whether particular purchase or sale orders were placed by the same shareholder or beneficial owner. A substantial percentage of shares of each Fund may be held through omnibus accounts and their equivalents.

To the extent that the efforts of the Seligman Entities are unable to eliminate excessive trading practices in a Fund, these practices may interfere with the efficient management of a Fund's portfolio, hinder a Fund's ability to pursue its investment objective and may reduce the returns of long-term shareholders. Additionally, these practices may result in a Fund engaging in certain activities to a greater extent than it otherwise would, such as maintaining higher cash balances, using its line of credit to a greater extent and engaging in addi-tional portfolio transactions. Increased portfolio transactions and use of the line of credit could correspondingly increase a Fund's operating costs and decrease a Fund's investment performance. Maintenance of a higher level of cash balances necessary to meet frequent redemptions could likewise result in lower Fund investment performance during periods of rising markets.

Investors who purchase shares of a fund that invests in small-cap securities may be more likely to seek to use frequent trading strategies to take advantage of potential arbitrage opportunities. Such activity could adversely impact the Smaller-Cap Value Fund.

Dividends and Capital Gain Distributions

Each Fund generally pays any dividends from its net investment income and distributes any net capital gains realized on investments annually. The Large-Cap Value Fund has a net capital loss carryforward, which is available for offset against future net capital gains expiring in 2011. Accordingly, no capital gains distributions are expected to be paid to shareholders of this Fund until net capital gains have been realized in excess of the available capital loss carryforward.


  DIVIDEND:

  A payment by a mutual fund, usually derived from a fund's net investment income (dividends and interest earned on portfolio securities less expenses).

  CAPITAL GAIN DISTRIBUTION:

  A payment to mutual fund shareholders which represents profits realized on the sale of securities in a fund's portfolio.

  EX-DIVIDEND DATE:

  The day on which any declared distributions (dividends or capital gains) are deducted from a fund's assets before it calculates its NAV.


Institutional shareholders such as tax-deferred retirement plans and qualified tuition programs generally will have dividend and capital gain distributions, if any, reinvested in additional Fund shares. Other institutional shareholders may elect to:

(1)reinvest both dividends and capital gain distributions;

(2)receive dividends in cash and reinvest capital gain distributions; or

(3)receive both dividends and capital gain distributions in cash.

If you want to change your election, you may send written instructions to SDC at P.O. Box 9759, Providence, RI 02940-9759, or if you have telephone services, you, an authorized dealer or financial advisor may call SDC. Your request must be received by SDC before the record date to be effective for that dividend or capital gain distribution.

Dividends or capital gain distributions that are not reinvested will be sent by means agreed on between SDC and each institutional shareholder. Such distributions can be sent by check or by wire transfer, or, if you have current ACH bank information on file, directly deposited into a predesignated bank account, typically within 2 business days from the payable date.

Dividends and capital gain distributions are reinvested to buy additional Fund shares on the payable date using the NAV of the ex-dividend date.

Taxes

The tax treatment of dividends and capital gain distributions is the same whether you take them in cash or reinvest them to buy additional Fund shares. Dividends paid by the Funds, other than "qualified dividend income," are generally taxable to you as ordinary income. Tax-deferred retirement plans and qualified tuition programs are not taxed currently on dividends or capital gain distributions or on exchanges gains resulting from the sale or exchange of Fund shares.

You may be taxed at different rates on capital gains distributed by a Fund depending on the length of time that Fund holds its assets.

When you sell Fund shares, any gain or loss you realize will generally be treated as a long-term capital gain or loss if you held your shares for more than one year, or as a short-term capital gain or loss if you held your shares for one year or less. However, if you sell Fund shares on which a long-term capital gain distribution has been received and you held the shares for six months or less, any loss you realize will be treated as a long-term capital loss to the extent that it offsets the long-term capital gain distribution.

An exchange of Fund shares is a sale and may result in a gain or loss for federal income tax purposes.

Each January, you will be sent information on the tax status of any distributions made during the previous calendar year. Because each shareholder's situation is unique, you should always consult your tax advisor concerning the effect income taxes may have on your individual investment.

For further information, please see the Series' Statement of Additional Information under the section entitled "Taxation of the Series."

The Seligman Mutual Funds

EQUITY
--------------------------------------------------------------------------------

SPECIALTY
--------------------------------------------------------------------------------

Seligman Communications and Information Fund+
Seeks capital appreciation by investing in companies operating in the communications, information and related industries.

Seligman Emerging Markets Fund+
Seeks long-term capital appreciation by investing primarily in equity securities of companies in emerging markets.

Seligman Global Technology Fund
Seeks long-term capital appreciation by investing primarily in global securities (US and non-US) of companies in the technology and technology-related industries.

SMALL COMPANY
--------------------------------------------------------------------------------

Seligman Frontier Fund+
Seeks growth of capital by investing primarily in small company growth stocks.

Seligman Global Smaller Companies Fund+
Seeks long-term capital appreciation by investing in securities of smaller companies around the world, including the US.

Seligman Smaller-Cap Value Fund+
Seeks long-term capital appreciation by investing in common stocks of smaller companies, deemed to be "value" companies by the investment manager.

MEDIUM COMPANY
--------------------------------------------------------------------------------

Seligman Capital Fund+
Seeks capital appreciation by investing in the common stocks of medium-sized companies.

LARGE COMPANY
--------------------------------------------------------------------------------

Seligman Common Stock Fund+
Seeks total return through a combination of capital appreciation and current income.

Seligman Global Growth Fund+
Seeks capital appreciation by investing primarily in equity securities of companies that have the potential to benefit from global economic or social trends.

Seligman Growth Fund+
Seeks long-term capital appreciation.

Seligman International Growth Fund+
Seeks long-term capital appreciation by generally investing in securities of large- and mid-capitalization growth companies in the international markets.

Seligman Large-Cap Value Fund+
Seeks long-term capital appreciation by investing in common stocks of large companies, deemed to be "value" companies by the investment manager.

BALANCED
--------------------------------------------------------------------------------

Seligman Income and Growth Fund+
Seeks total return through a combination of capital appreciation and income consistent with what is believed to be a prudent allocation between equity and fixed-income securities.

REAL ESTATE SECURITIES
--------------------------------------------------------------------------------

Seligman LaSalle Global Real Estate Fund+
Seeks total return through a combination of current income and long-term capital appreciation by investing in equity and equity-related securities issued by global real estate companies, such as US real estate investment trusts (REITS) and similar entities outside the US.

Seligman LaSalle Monthly Dividend Real Estate Fund+
Seeks to produce a high level of current income with capital appreciation as a secondary objective by investing in equity and equity-related securities issued by real estate companies, such as real estate investment trusts (REITs).

FIXED-INCOME
--------------------------------------------------------------------------------

INCOME
--------------------------------------------------------------------------------

Seligman High-Yield Fund+
Seeks a high level of current income and may also consider the potential for capital appreciation consistent with prudent investment management. The Fund invests primarily in non-investment grade, high-yield securities.

Seligman Core Fixed Income Fund+
Seeks to produce a high level of current income consistent with prudent exposure to risk. Capital appreciation is a secondary objective. The Fund invests a significant portion of its assets in investment grade fixed-income securities.

Seligman U.S. Government Securities Fund
Seeks a high level of current income consistent with prudent investment risk primarily by investing in a diversified portfolio of securities issued or guaranteed by the US government, its agencies or instrumentalities, or government sponsored enterprises.

MUNICIPAL
--------------------------------------------------------------------------------

Seligman Municipal Funds:

National Fund
Seeks maximum income, exempt from regular federal income taxes.

State-specific funds:*
Seek to maximize income exempt from regular federal income taxes and from regular income taxes in the designated state.

California                 Maryland                   North Carolina
.. High-Yield               Massachusetts              Ohio
.. Quality                  Michigan                   Oregon
Colorado                   Minnesota                  Pennsylvania
Florida                    Missouri                   South Carolina
Georgia                    New Jersey
Louisiana                  New York

* A small portion of income may be subject to state and local taxes.

MONEY MARKET
--------------------------------------------------------------------------------

Seligman Cash Management Fund+
Seeks to preserve capital and to maximize liquidity and current income by investing only in high-quality money market securities. The Fund seeks to maintain a constant net asset value of $1.00 per share.

ASSET ALLOCATION
--------------------------------------------------------------------------------
SELIGMAN ASSET ALLOCATION SERIES, INC. offers four different asset allocation funds that pursue their investment objectives by allocating their assets among other mutual funds in the Seligman Group.

Seligman Asset Allocation Aggressive Growth Fund
Seeks long-term capital appreciation by creating a portfolio of mutual funds that invests in aggressive growth-oriented domestic and international equity securities weighted toward small- and medium-capitalization companies.

Seligman Asset Allocation Growth Fund
Seeks long-term capital appreciation by creating a portfolio of mutual funds that invests in growth-oriented domestic and international equity securities, with a more even weighting among small-, medium- and large-capitalization companies than Seligman Asset Allocation Aggressive Growth Fund.

Seligman Asset Allocation Moderate Growth Fund
Seeks capital appreciation by creating a portfolio of mutual funds that invests in small-, medium- and large-capitalization domestic and international equity securities as well as real estate securities and domestic fixed-income securities.

Seligman Asset Allocation Balanced Fund
Seeks capital appreciation and preservation of capital with current income and growth of income by creating a portfolio of mutual funds that invests in medium- and large-capitalization and dividend-producing domestic and international equity securities supplemented by a larger allocation to real estate securities as well as domestic fixed-income securities, cash and cash equivalents than Seligman Asset Allocation Moderate Growth Fund.

SELIGMAN TARGETHorizon ETF PORTFOLIOS, INC. offers five asset-allocation mutual funds that seek to achieve their respective investment objectives by allocating their assets among exchange-traded funds (ETFs).

Seligman TargETFund 2045+
Seeks capital appreciation until migration, and thereafter capital appreciation consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as the year 2045 approaches.

Seligman TargETFund 2035+
Seeks capital appreciation until migration, and thereafter capital appreciation consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as the year 2035 approaches.

Seligman TargETFund 2025+
Seeks capital appreciation consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as the year 2025 approaches.

Seligman TargETFund 2015+
Seeks capital appreciation and current income consistent with a strategy of steadily decreasing emphasis on capital appreciation and steadily increasing emphasis on capital preservation and current income as the year 2015 approaches.

Seligman TargETFund Core+
Seeks capital appreciation and preservation of capital with current income.

-------------
+ Offers Class I shares.

Financial Highlights

LARGE-CAP VALUE FUND

The table below is intended to help you understand the financial performance of the Fund's Class I shares for the past five years. Certain information reflects financial results for a single share of Class I shares held throughout the periods shown. Per share amounts are calculated based on average shares outstanding. "Total return" shows the rate that you would have earned (or lost) on an investment in the Fund's Class I shares, assuming you reinvested all your dividends and capital gain distributions, if any. Total returns do not reflect any transaction costs on your investment or taxes. If such costs or taxes were reflected, total returns would have been lower. Deloitte & Touche LLP, Independent Registered Public Accounting Firm, has audited this information. Their report, along with the Fund's financial statements, is included in the Fund's Annual Report, which is available upon request.

CLASS I
-----------------------------------------------------------------------------------------------------
                                                                  YEAR ENDED DECEMBER 31,
                                                      -----------------------------------------------
                                                       2007    2006     2005              2004   2003
-----------------------------------------------------------------------------------------------------
PER SHARE DATA:
-----------------------------------------------------------------------------------------------------
Net asset value, beginning of year                     $14.64  $12.96  $11.70   $10.13         $ 7.47
-----------------------------------------------------------------------------------------------------
Income from investment operations:
  Net investment income                                  0.13    0.13    0.12     0.12           0.12
-----------------------------------------------------------------------------------------------------
  Net realized and unrealized gain on investments        1.28    1.64    1.14     1.54           2.64
-----------------------------------------------------------------------------------------------------
Total from investment operations                         1.41    1.77    1.26     1.66           2.76
-----------------------------------------------------------------------------------------------------
Less distributions:
  Dividends from net investment income                 (0.01)  (0.09)      --#  (0.09)         (0.10)
-----------------------------------------------------------------------------------------------------
Net asset value, end of year                           $16.04  $14.64  $12.96   $11.70         $10.13
-----------------------------------------------------------------------------------------------------
TOTAL RETURN                                            9.62%  13.66%  10.78%   16.37%O(slash) 37.01%
-----------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
-----------------------------------------------------------------------------------------------------
Net assets, end of year (000's omitted)               $15,470 $13,258 $11,357  $10,362         $7,160
-----------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                 0.95%   0.97%   0.97%    0.99%          1.08%
-----------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets    0.85%   0.97%   1.00%    1.17%          1.46%
-----------------------------------------------------------------------------------------------------
Portfolio turnover rate                                18.01%  30.04%  29.85%   16.73%         19.09%
-----------------------------------------------------------------------------------------------------

-------------
See footnotes on page 23.

Financial Highlights

SMALLER-CAP VALUE FUND

The table below is intended to help you understand the financial performance of the Fund's Class I shares for the past five years. Certain information reflects financial results for a single share of Class I shares held throughout the periods shown. Per share amounts are calculated based on average shares outstanding. "Total return" shows the rate that you would have earned (or lost) on an investment in the Fund's Class I shares, assuming you reinvested all your dividends and capital gain distributions, if any. Total returns do not reflect any transaction costs on your investment or taxes. If such costs or taxes were reflected, total returns would have been lower. Deloitte & Touche LLP, Independent Registered Public Accounting Firm, has audited this information. Their report, along with the Fund's financial statements, is included in the Fund's Annual Report, which is available upon request.

CLASS I
-----------------------------------------------------------------------------------------------------------
                                                                        YEAR ENDED DECEMBER 31,
                                                             ----------------------------------------------
                                                              2007    2006    2005             2004    2003
-----------------------------------------------------------------------------------------------------------
PER SHARE DATA:
-----------------------------------------------------------------------------------------------------------
Net asset value, beginning of year                            $18.26  $16.21  $17.09 $14.48          $ 9.66
-----------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
  Net investment income (loss)                                (0.12)  (0.12)  (0.07)   0.02          (0.06)
-----------------------------------------------------------------------------------------------------------
  Net realized and unrealized gain (loss) on investments        1.48    3.61  (0.38)   3.03            4.88
-----------------------------------------------------------------------------------------------------------
Total from investment operations                                1.36    3.49  (0.45)   3.05            4.82
-----------------------------------------------------------------------------------------------------------
Less distributions:
  Distributions from net realized capital gains               (2.97)  (1.44)  (0.43) (0.44)              --
-----------------------------------------------------------------------------------------------------------
Net asset value, end of year                                  $16.65  $18.26  $16.21 $17.09          $14.48
-----------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                   6.85%  22.11% (2.56)% 21.23%O(slash)  49.90%
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
-----------------------------------------------------------------------------------------------------------
Net assets, end of year (000's omitted)                      $11,322 $10,201  $9,141 $8,976          $6,585
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                        1.15%   1.18%   1.18%  1.19%           1.27%
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss) to average net assets  (0.61)% (0.71)% (0.43)%  0.12%         (0.60)%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                       26.51%  35.40%  25.06% 32.70%          26.48%
-----------------------------------------------------------------------------------------------------------

-------------
# Less than + or - $0.01 per share.
o Excluding the effect of payments received from Seligman, total returns would have been as follows: Large-Cap Value Fund 16.36% and Smaller-Cap Value Fund 21.22%.

How to Contact Us


The Funds

                Write  Corporate Communications/Investor Relations Department
                       J. & W. Seligman & Co. Incorporated
                       100 Park Avenue
                       New York, NY 10017

                Phone  Toll-free in the US (800) 221-7844
                       Outside the US (212) 850-1864

Account Services

                Write  Shareholder Service Agent/Seligman Group of Funds
                       Seligman Data Corp.

      For investments  P.O. Box 9766
      into an account  Providence, RI 02940-9766

   For non-investment  P.O. Box 9759
            inquiries  Providence, RI 02940-9759

For matters requiring  101 Sabin St.
   overnight delivery  Pawtucket, RI 02860

                Phone  Non-Retirement Accounts
                       Toll-free in the US (800) 221-2450
                       Outside the US (212) 682-7600

                       Retirement Plan Services
                       Toll-free (800) 445-1777


24-hour automated telephone access is available by calling (800) 622-4597 on a touchtone telephone.
  You will have instant access to price, yield, account balance, most recent transaction, and other information.

                            SELIGMAN ADVISORS, INC.
                                an affiliate of
[LOGO] J&WS
                            J. & W. SELIGMAN & CO.
                                 INCORPORATED

                               ESTABLISHED 1864
                      100 Park Avenue, New York, NY 10017

For More Information

The information below is available without charge upon request by calling toll-free (800) 221-2450 in the US or (212) 682-7600 outside the US. You may also call these numbers to request other information about the Funds or to make shareholder inquiries.

The Statement of Additional Information (SAI) contains additional information about the Funds. It is on file with the Securities and Exchange Commission, or SEC, and is incorporated by reference into (is legally part of) this Prospectus.

Annual/Semi-Annual Reports contain additional information about each Fund's investments. In each Fund's Annual Report, you will find a discussion of the market conditions and investment strategies that significantly affected each Fund's performance during its last fiscal year. The Fund's SAI and most recent Annual/Semi-Annual Reports are also available, free of charge, at www.seligman.com.

This Prospectus is intended for use in connection with certain tax-deferred investment programs and other investors.

Information about the Funds, including the SAI, can be viewed and copied at the SEC's Public Reference Room in Washington, DC. For more information about the operation of the Public Reference Room, call (202) 551-8090. The Prospectus, SAI, Annual/Semi-Annual reports and other information about the Funds are also available on the EDGAR Database on the SEC's internet site: www.sec.gov.

Copies of this information may also be obtained, upon payment of a duplication fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing: Securities and Exchange Commission, Public Reference Section, Washington, D.C. 20549-0102.

The website references in this Prospectus are inactive textual references and information contained in or otherwise accessible through these websites does not form a part of this Prospectus.

SEC File Number:  811-08031